MASTER LEASE


        THIS MASTER LEASE (this "Lease") is made as of July 21, 2000 (the "Effective Date"), by and between COUNTRY STORES PROPERTY I, LLC, a Delaware limited liability company ("Lessor"), whose address is c/o U.S. Realty Advisors, LLC, 1370 Avenue of the Americas, New York, New York 10019, and CRACKER BARREL OLD COUNTRY STORE, INC., a Tennessee corporation ("Lessee"), whose address is P.O. Box 787, 305 Hartmann Drive, Lebanon, Tennessee 37088-0787.

                          W I T N E S S E T H :

        THAT, in consideration of the mutual covenants and agreements herein contained, Lessor and Lessee hereby covenant and agree as follows:

        1. CERTAIN DEFINED TERMS. The following terms shall have the following meanings for all purposes of this Lease:

        "ACKNOWLEDGEMENT" means the Acknowledgement of Lease Assignment dated as of the date of this Lease among Lessor, Lessee, Lender and Remainderman.
A duplicate original Acknowledgement will be executed and recorded in the applicable real property records for each Property.

        "ADA" is defined in Section 16.C.

        "ADDITIONAL RENTAL" is defined in Section 5.B.

        "AFFILIATE" means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, "controls", "under common control with" and "controlled by" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

        "AGGREGATE BASE ANNUAL RENTAL" means, collectively, the Base Annual Rental and the Related Base Annual Rental.

        "AGGREGATE FIXED CHARGE COVERAGE RATIO" shall have the meaning set forth in Section 8.A.

        "AGGREGATE GROSS SALES" means, collectively, the Gross Sales and the Related Gross Sales.

        "AGGREGATE PURCHASE PRICE" means, collectively, the Purchase Price and the Related Purchase Price.





        "APPLICABLE PERCENTAGE" means the percentage set forth in Schedule I to the Sale-Leaseback Agreement with respect to the applicable Property, which percentage shall be adjusted as appropriate by Lessor to reflect the release of individual Properties from this Lease.

        "APPLICABLE REGULATIONS" means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of each Governmental Authority having jurisdiction over Lessee and/or any of the Properties, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements and all applicable standards of the National Board of Fire Underwriters and the ADA, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment applicable to Lessee.

        "APPROVED INSTITUTION" means any domestic federal or state charted commercial bank located in any of the cities listed on the attached Schedule II and having, at the time of selection, (i) a long-term deposit or long-term unsecured debt rating of at least AA or its equivalent issued by Standard & Poors Rating Group, Moody's Investors Service, Inc., any successor to such agencies or any other nationally recognized credit rating agency, and (ii) combined capital and surplus in excess of $100,000,000.00.

        "BASE ANNUAL RENTAL" means $5,344,600.44.

        "BASE MONTHLY RENTAL" means an amount equal to 1/12 of the applicable Base Annual Rental.

        "BUSINESS DAY" means a day on which national banks are not required or authorized to remain closed.

        "CAPITAL LEASE" is defined in Section 8.A.

        "CASUALTY" is defined in Section 21.A.

        "CASUALTY SUBSTITUTION OFFER" is defined in Section 21.C.

        "CASUALTY/CONDEMNATION SUBSTITUTION" is defined in Section 55.A(i).

        "CASUALTY TERMINATION PAYMENT" is defined in Section 21.C.

        "CONFIDENTIAL INFORMATION" means, except as otherwise contemplated by Section 59, all proprietary or confidential or nonpublic information relating to restaurant and retail operations, menu and recipe, marketing, business strategy, trade secrets relating to or used by Lessee or its Affiliates in their businesses or being developed for their use, capital structure and financial matters, including, without limitation, Store Income Statements, forecasts and projections.

        "CONDEMNATION SUBSTITUTION OFFER" is defined in Section 21.G.

        "CONDEMNATION TERMINATION PAYMENT" is defined in Section 21.G.



                                    2

        "CODE" means the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended.

        "DEBT" is defined in Section 8.A.

        "DEEDS" is defined in the Sale-Leaseback Agreement.

        "DE MINIMIS AMOUNTS" shall mean (i) with respect to any presence, Release or Threatened Release of Hazardous Materials, those quantities of Hazardous Materials in any form or combination of forms, which do not constitute a violation requiring regulation or remediation under any Environmental Laws in the state in which the affected Property is located, and (ii) with respect to the use or storage of Hazardous Materials in or upon any of the Properties, those quantities of Hazardous Materials customarily employed in the ordinary course of, or associated with, the operation of a Permitted Facility and used or stored in compliance with Environmental Laws.

        "DEFAULT RATE" means 18% per annum or the highest rate permitted by law, whichever is less.

        "DEPRECIATION AND AMORTIZATION" is defined in Section 8.A.

        "DISCLOSURES" is defined in Section 8.C.

        "EARLY SUBSTITUTION DATE" is defined in Section 55.A.

        "EARLY SUBSTITUTION TERMINATION DATE" is defined in Section 55.A.

        "ECONOMIC SUBSTITUTION" is defined in Section 55.A(ii).

        "ECONOMIC SUBSTITUTION OFFER" is defined in Section 57(i).

        "ECONOMIC TERMINATION PAYMENT" is defined in Section 57(ii).

        "EFFECTIVE DATE" is defined in the Preamble.

        "ENVIRONMENTAL CONDITION" means any condition with respect to soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or surrounding any of the Properties, whether or not yet discovered, which could or does result in any damage, loss, cost, expense, claim, demand, order or liability to or against Lessee or Lessor by any third party (including, without limitation, any Governmental Authority), including, without limitation, any condition resulting from the operation of Lessee's business and/or the operation of the business of any other property owner or operator in the vicinity of any of the Properties and/or any activity or operation formerly conducted by any Person on or off any of the Properties.

        "ENVIRONMENTAL INSURER" means American International Specialty Lines Insurance Company or such other insurer providing Environmental Policies reasonably acceptable to Lessor.


                                    3

        "ENVIRONMENTAL LAWS" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to Hazardous Materials and/or the protection of human health or the environment, by reason of a Release or a Threatened Release of Hazardous Materials or relating to liability for or costs of Remediation or prevention of Releases. "Environmental Laws" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations, rulings, orders or decrees promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. "Environmental Laws" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the property; requiring notification or disclosure of Releases or other environmental condition of any of the Properties to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements relating to Hazardous Materials in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to Hazardous Materials; and relating to wrongful death, personal injury, or property or other damage in connection with the physical condition or use of any of the Properties by reason of the presence of Hazardous Materials in, on, under or above any of the Properties.

        "ENVIRONMENTAL LIENS" is defined in Section 16.D(viii).

        "ENVIRONMENTAL POLICIES" means the environmental insurance policy or policies, as applicable, issued by Environmental Insurer to Lessor with respect to the Properties, which Environmental Policies shall be in form and substance satisfactory to Lessor in its sole discretion.

        "EQUIPMENT PAYMENT AMOUNT" is defined in Section 8.A.

        "EVENT OF DEFAULT" is defined in Section 23.

        "FAIR MARKET VALUE" is defined in Section 56.

        "FCCR PERIOD" means the twelve month period of time immediately preceding the date on which Lessee gives written notice to Lessor that Lessee is proposing to substitute a Substitute Property as permitted by Section 55.A.

        "FCCR PROPERTY" means, collectively, the Properties and the Related Properties.

        "FISCAL YEAR" is defined in Section 8.A.



                                     4

        "GAAP" means generally accepted accounting principles in the United States, at the time at which the information affected by these principles was prepared, consistently applied.

        "GOVERNMENTAL AUTHORITY" means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority of the United States or the state in which the particular Property is located or any political subdivision thereof.

        "GROSS SALES" means the gross sales, excluding sales tax, arising from all business conducted at all of the Properties by Lessee during the period of determination, as shown on Lessee's Store Income Statements.

        "GUARANTOR" means CBRL Group, Inc., a Tennessee corporation.

        "GUARANTY" means that certain Unconditional Guaranty of Payment and Performance dated as of the date of this Lease to be executed by Guarantor with respect to the obligations of Lessee under this Lease, as the same may be amended from time to time.

        "HAZARDOUS MATERIALS" means (i) any toxic substance or hazardous waste, substance, solid waste, or related material, or any pollutant or contaminant; (ii) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contains dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent, or any petroleum product; (iii) any substance, gas, material or chemical which is or may be defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," "hazardous wastes," "regulated substances" or words of similar import under any Environmental Laws; and (iv) any other chemical, material, gas or substance the exposure to or release of which is or becomes prohibited, limited or regulated by any Governmental Authority that asserts or may assert jurisdiction over any of the Properties or the operations or activity at any of the Properties, or any chemical, material, gas or substance that does or is likely to pose a hazard to the health and/or safety of the occupants of any of the Properties or the owners and/or occupants of property adjacent to or surrounding any of the Properties.

        "INDEMNIFIED PARTIES" means Lessor, Remainderman, and Lender and their directors, officers, shareholders, trustees, beneficial owners, partners, members, and any directors, officers, shareholders, trustees, beneficial owners, partners, members of any beneficial owners, partners or members of Lessor, Remainderman or Lender, and all employees, agents, servants, representatives, contractors, subcontractors, Affiliates, subsidiaries, participants, successors and assigns of any of the foregoing, including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of the assets and business of Lessor, Remainderman or Lender, as applicable.

        "INITIAL TERM" means the period of the Lease Term commencing on the Effective Date and ending on July 31, 2021, or such earlier date that this Lease is terminated.

        "INTEREST EXPENSE" is defined in Section 8.A.

        "LEASE TERM" is defined in Section 4.



                                   5

        "LEASE YEAR" means the 12-month period commencing on August 1, 2000 and ending on July 31, 2001 and each successive 12-month period thereafter.

        "LENDER" means FFCA Acquisition Corporation, a Delaware corporation, its successors and assigns, any successor lender in connection with any loan secured by Lessor's interest in any of the Properties, and any servicer of any loan secured by Lessor's interest in any of the Properties, including, without limitation, Franchise Finance Corporation of America, a Delaware corporation.

        "LESSOR'S TOTAL INVESTMENT" means $48,803,594.00.

        "LETTER OF CREDIT" means a letter of credit substantially in the form attached to this Lease as Exhibit C issued by an Approved Institution in accordance with the terms of Section 23.A(ix)(2) of this Lease.

        "LOAN AGREEMENT" means the Loan Agreement dated as of the date of this Lease in effect between Lessor and Lender, as such agreement may be amended from time to time and any and all replacements or substitutions thereof.

        "LOAN DOCUMENTS" means, collectively, the Loan Agreement, the Notes, the Mortgages and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, all as amended and supplemented and any and all replacements or substitutions thereof.

        "LOSSES" means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement and damages of whatever kind or nature (including, without limitation, attorneys' fees, court costs and other costs of defense).

        "MATERIAL ADVERSE EFFECT" means any act, omission or event which would:

                (x) prevent Lessee from performing its obligations under this Lease or any of the other Sale-Leaseback Documents;

                (y) have the effect of reducing Guarantor's net worth as determined in accordance with GAAP below $680,000,000.00; or

                (z) prevent the operation of any of the Properties as a Permitted Facility or expose Lessor or any other Indemnified Party to potential criminal liability or civil liability which is not insured or indemnified against pursuant to this Lease.

        "MATERIAL CASUALTY" means the occurrence of damage or destruction to the improvements located on a Property the cost of which to restore is at least equal to 40% of the then current replacement cost of such improvements and the restoration of which cannot reasonably be completed with 120 days from the occurrence of such damage or destruction, both as reasonably determined by Lessee.



                                   6

        "MATERIAL TAKING" means a Taking of the whole of any of the Properties, other than for temporary use, or a Taking of any of the Properties (other than for temporary use) which will: (i) materially impair access to such Property in Lessee's reasonable judgment; (ii) either result in the loss of 10% or more of the parking spaces at such Property or the loss of such parking spaces as would result in the Property being reasonably incapable of satisfying the parking requirements under Applicable Regulations either by the addition or replacement of parking spaces; or (iii) result in the permanent closure or removal of such portion of the improvements located on such Property as to make uneconomical the continued use of the remainder of such Property as a Permitted Facility.

        "MATURITY DATE" means August 1, 2020.

        "MAXIMUM ALLOWED ANNUAL RENTAL" means, for any Fiscal Year in which Lessee has failed to satisfy the Aggregate Fixed Charge Coverage Ratio requirement, an amount equal to (x) the sum of Net Income, Depreciation and Amortization, Interest Expense and Operating Lease Expense, less a corporate overhead allocation in an amount equal to 4% of Aggregate Gross Sales, divided by (y) 1.25.

        "MEMORANDUM" means the Memorandum of Master Lease dated as of the date of this Lease between Lessor and Lessee with respect to the Properties. A duplicate original Memorandum will be executed and recorded in the applicable real property records for each Property. Each Memorandum will contain exhibits with the addresses and store identification numbers for all of the Properties and the legal description for the applicable Property.

        "MORTGAGES" means, collectively, the Mortgages, Deeds of Trust or Deeds to Secure Debt, Assignments of Rents and Leases, Security Agreements and Fixture Filings dated as of even date herewith executed by Lessor for the benefit of Lender with respect to the Properties, as such instruments may be amended, restated and/or supplemented from time to time and any and all replacements or substitutions thereof.

        "NET INCOME" is defined in Section 8.A.

        "NET RESTORATION AMOUNT" is defined in Section 21.K.

        "NET SUBLEASE RENTS" means all rents received by Lessor during the applicable Fiscal Year pursuant to any subleases contemplated by Section 26 of this Lease, less those operating expenses incurred by Lessor, if any, pursuant to the terms and conditions of such subleases with respect to the affected Properties.

        "NON-DISTURBANCE AND ATTORNMENT AGREEMENT" is defined in Section 24.

        "NOTES" means, collectively, the Promissory Notes dated as of the date of this Lease executed by Lessor and payable to Lender with respect to the Properties, as such notes may be amended, restated and/or substituted from time to time.

        "OPERATING LEASE EXPENSE" is defined in Section 8.A.



                                    7

        "OPTION NOTICE" is defined in Section 56.

        "PARTICIPATION" means the granting of any participations in any document evidencing loan obligations set forth in the Loan Agreement or any of the Loan Documents or any or all servicing rights with respect thereto.

        "PARTIAL CASUALTY" is defined in Section 21.K.

        "PARTIAL TAKING" is defined in Section 21.K.

        "PENDING ACTIONS" means the legal proceedings described in Guarantor's Quarterly Report on Form 10-Q with respect to its fiscal quarter ended April 28, 2000 filed with the United States Securities and Exchange Commission.

        "PERMITTED FACILITY" means a Cracker Barrel Old Country Store restaurant; provided, however, up to four of the Properties in the aggregate may be operated as a Logan's Roadhouse restaurant or as another nationally or regionally recognized restaurant concept.

        "PERSON" means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

        "PERSONALTY" means all machinery, appliances, furniture, equipment, trade fixtures, ceiling fans and rods and other personal property owned or leased by Lessee from time to time situated on or used in connection with the Properties; provided, however, the term "Personalty" shall not include the HVAC, supply fans, air ducts, plumbing and electrical fixtures and lighting poles, all of which items are intended to be fixtures as such term is used within the definition of "Properties".

        "PREPAYMENT CHARGES" means, for purposes of this Lease, an amount equal to any prepayment premium or charge or the "Yield Maintenance Payment" (as defined below), or any other cost or expense imposed on Lessor by the applicable Lender in connection with the payment of the applicable Note(s) or promissory note(s) prior to the Maturity Date. While the Notes are outstanding, the Prepayment Charge shall equal the Yield Maintenance Payment, and the Prepayment Charge payable under any promissory note(s) executed subsequent to the satisfaction of the Notes shall not exceed the Yield Maintenance Payment.

        "PREPAYMENT OF RENT" is defined in Section 23.A(ix).

        "PROPERTIES" means, collectively, the parcels of real estate described by address, Lessor Number and Unit Number in Exhibit A attached hereto and legally described in Exhibit A-1 attached hereto, all rights, privileges and appurtenances associated therewith, and all buildings, structures, fixtures (but not trade fixtures) and other improvements (excluding Personalty) now or hereafter located on such real estate (whether or not affixed to such real estate).

        "PROPERTY" means any one of the Properties.

        "PROPRIETARY CONFIDENTIAL INFORMATION" means all Confidential Information other than financial information delivered to Lessor and/or Lender pursuant to the Sale-Leaseback



                                     8

Agreement and/or this Lease, which financial information includes, without limitation, the Store Income Statements.

        "PURCHASE PERIOD" is defined in Section 56.

        "PURCHASE PRICE" means $47,144,092.00.

        "OPTION NOTICE" is defined in    Section 56.

        "QUESTIONNAIRES" is defined in the Sale-Leaseback Agreement.

        "REINVESTMENT RATE" means an interest rate equal to the then current yield of U.S. treasury securities having a weighted average life to maturity closest to the Maturity Date.

        "REJECTABLE SUBSTITUTION OFFER" is defined in Section 55.A.

        "RELATED BASE ANNUAL RENTAL" means the "Base Annual Rental" as defined in the Related Sale-Leaseback Agreement.

        "RELATED GROSS SALES" means the "Gross Sales" as defined in the Related Sale-Leaseback Agreement.

        "RELATED LEASE" means the "Lease" as defined in the Related Sale-Leaseback Agreement.

        "RELATED PROPERTIES" means the "Properties" as defined in the Related Sale-Leaseback Agreement.

        "RELATED PURCHASE PRICE" means the "Purchase Price" as defined in the Related Sale-Leaseback Agreement.

        "RELATED SALE-LEASEBACK AGREEMENT" means that certain Sale-Leaseback Agreement dated as of the date of this Lease among Lessor, certain Affiliates of Lessor and Lessee other than the Sale-Leaseback Agreement.

        "RELEASE" means any presence, release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or leaching of Hazardous Materials in, on, under, to or from the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding any of the Properties except in De Minimis Amounts.

        "REMAINDERMAN" means CS Remainder I, LLC, a Delaware limited liability company, which owns a remainder interest in the Properties, together with its successors and assigns.

        "REMEDIATION" means any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Materials, any actions to prevent, cure or mitigate any Release, any action to comply with any Environmental Laws or with any permits issued pursuant thereto in connection with a remediation and any inspection, investigation, study, monitoring, assessment, audit, sampling



                                     9

and testing, laboratory or other analysis, or any evaluation relating to any Hazardous Materials in connection with a remediation.

        "RENT ADJUSTMENT AMOUNT" means an amount equal to the difference between (x) the Aggregate Base Annual Rental then in effect, and (y) the Maximum Allowed Annual Rental.

        "SALE-LEASEBACK AGREEMENT" means that certain Sale-Leaseback Agreement dated as of the date hereof among Lessor, Lessee, CBOCS West, Inc., a Nevada corporation, CBOCS Michigan, Inc., a Michigan corporation, and CBOCS Texas Limited Partnership, a Texas limited partnership, with respect to the Properties.

        "SALE-LEASEBACK DOCUMENTS" means the Sale-Leaseback Agreement, this Lease, the Memorandum, the Guaranty, the Deeds, the Acknowledgement, the Tripartite Agreement and all other documents executed in connection therewith.

        "SECURITIZATION" means one or more sales, dispositions, transfers or assignments by Lender or any Affiliate of Lender to a special purpose corporation, trust or other entity identified by Lender or any Affiliate of Lender of notes evidencing obligations to repay secured or unsecured loans owned by Lender or any Affiliate of Lender (and, to the extent applicable, the subsequent sale, transfer or assignment of such notes to another special purpose corporation, trust or other entity identified by Lender or any Affiliate of Lender), and the issuance of bonds, certificates, notes or other instruments evidencing interests in pools of such loans, whether in connection with a permanent asset securitization or a sale of loans in anticipation of a permanent asset securitization. Each Securitization shall be undertaken in accordance with all requirements which may be imposed by the investors or the rating agencies involved in each such sale, disposition, transfer or assignment or which may be imposed by applicable securities, tax or other laws or regulations, including, without limitation, laws relating to Lender's status as a real estate investment trust.

        "STORE INCOME STATEMENTS" means the operating statements prepared for each of the Properties in the form attached as Exhibit E to this Lease and otherwise containing such detail as is necessary to determine Lessee's compliance with the provisions of Section 8.A of this Lease. Lessee may prepare the operating statements for the Properties in a form other than that set forth on Exhibit E provided the form Lessee uses contains the same information detailed on the attached Exhibit E and contains such detail as is necessary to determine Lessee's compliance with the provisions of Section 8.A of this Lease.

        "SUBSTITUTE DOCUMENTS" is defined in Section 55.B(viii).

        "SUBSTITUTE PROPERTY" means one or more parcels of real estate substituted for any of the Properties in accordance with the requirements of
Section 55, together with all rights, privileges and appurtenances associated therewith, and all buildings, structures, fixtures (but not trade fixtures) and other improvements located thereon (excluding Personalty). For purposes of clarity, where two or more parcels of real property comprise a Substitute Property, such parcels shall be aggregated and deemed to constitute the Substitute Property for all purposes of this Lease.



                                   10

        "SUBSTITUTE PROPERTY PERMITTED EXCEPTIONS" is defined in Section 55.B(i)(5).

        "SUCCESSOR LESSOR" is defined in Section 24.

        "TAKING" is defined in Section 21.A.

        "TEMPORARY TAKING" is defined in Section 21.I.

        "THREATENED RELEASE" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding any of the Properties which may result from such Release.

        "TITLE COMPANY" means Lawyers Title Insurance Corporation, or such other nationally recognized title insurance company reasonably acceptable to Lessor.

        "TRANSFER" means any sale, transfer or assignment of any document evidencing loan obligations set forth in the Loan Agreement or any of the Loan Documents, or any or all servicing rights with respect thereto.

        "TRIPARTITE AGREEMENT" means the Tripartite Agreement dated as of the date of this Agreement among Lessor, Lessee and Remainderman.

        "YIELD MAINTENANCE PAYMENT" means an amount equal to the positive difference between (a) the present value, computed at the Reinvestment Rate, of the stream of monthly principal and interest payments in effect under the applicable Note(s) as of the Effective Date from the date of prepayment through the Maturity Date, and (b) the outstanding principal balance of such Note(s) as of the date of prepayment; provided, however, if such difference is a negative number, the Yield Maintenance Payment shall be zero.

        2. DEMISE OF PROPERTIES. In consideration of the rentals and other sums to be paid by Lessee and of the other terms, covenants and conditions on Lessee's part to be kept and performed, Lessor hereby leases to Lessee, and Lessee hereby takes and hires, the Properties. The Properties are leased to Lessee "AS IS" and "WHERE IS" without representation or warranty by Lessor and subject to the rights of parties in possession, to the existing state of title, any state of facts which an accurate survey or physical inspection might reveal, and all Applicable Regulations now or hereafter in effect. Lessee has examined each of the Properties and title to each of the Properties and has found all of the same satisfactory for all of Lessee's purposes.

        3. CHARACTERIZATION OF LEASE. A. Lessor and Lessee intend that:

                (i) this Lease constitutes a single master lease of all, but not less than all, of the Properties and that Lessor and Lessee have executed and delivered this Lease with the understanding that this Lease constitutes a unitary, unseverable instrument pertaining to all, but not less than all, of the Properties, and that neither this Lease nor the duties, obligations or rights of Lessee may be allocated or otherwise divided among the Properties by Lessee;



                                       11

                (ii) this Lease is a "true lease" and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease; and

                (iii) the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between landlord and tenant and has been entered into by both parties in reliance upon the economic and legal bargains contained herein.

        B. Lessor and Lessee acknowledge and agree that the Lease Term, including any term extensions provided for in this Lease, is less than 90% of the expected remaining economic life of each of the Properties.

        C. Lessee and Lessor each waive any claim or defense based upon the characterization of this Lease as anything other than a true lease and irrevocably waive any claim or defense which asserts that the Lease is anything other than a true lease. Lessee and Lessor covenant and agree that they will not assert that this Lease is anything but a true lease. Lessee and Lessor each stipulate and agree not to challenge the validity, enforceability or characterization of the lease of the Properties as a true lease and further stipulate and agree that nothing contained in this Lease creates or is intended to create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like. Lessee and Lessor each shall support the intent of the parties that the lease of the Properties pursuant to this Lease is a true lease and does not create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs.

        D. Lessee and Lessor each waive any claim or defense based upon the characterization of this Lease as anything other than a master lease of all of the Properties and irrevocably waive any claim or defense which asserts that the Lease is anything other than a master lease. Lessee and Lessor each covenant and agree that it will not assert that this Lease is anything but a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Properties. Lessee and Lessor each stipulate and agree not to challenge the validity, enforceability or characterization of the lease of the Properties as a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Properties. Lessee and Lessor each shall support the intent of the parties that this Lease is a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Properties, if, and to the extent that, any challenge occurs.

        E. Lessee represents and warrants to Lessor that (i) the Base Annual Rental is the fair market value for the use of the Properties and was agreed to by Lessor and Lessee on that basis, and (ii) the execution, delivery and performance by Lessee of this Lease does not constitute a transfer of all or any part of the Properties, except for the leasehold interest and rights in and to the Properties created by this Lease.

        F. The expressions of intent, the waivers, the representations and warranties, the covenants, the agreements and the stipulations set forth in this Section are a material inducement to Lessor's entering into this Lease.



                                      12

        4. LEASE TERM. The Lease Term for all of the Properties shall commence as of the Effective Date and shall expire on July 31, 2021, unless terminated sooner as provided in this Lease and as may be extended for one initial period of ten years and two subsequent periods of five years each as set forth in Section 27 below. The time period during which this Lease shall actually be in effect is referred to herein as the "Lease Term."

        5. RENTAL AND OTHER PAYMENTS. A. If the Effective Date is a date other than the first day of the month, Lessee shall pay Lessor on the Effective Date the Base Monthly Rental prorated on the basis of the ratio that the number of days from the Effective Date through the last day in the month containing the Effective Date bears to the number of days in such month. Thereafter, on or before the first day of each succeeding calendar month, Lessee shall pay Lessor in advance the Base Monthly Rental.

        B. All sums of money required to be paid by Lessee under this Lease which are not specifically referred to as rent ("Additional Rental") shall be considered rent although not specifically designated as such. Lessor shall have the same remedies for nonpayment of Additional Rental as those provided herein for the nonpayment of Base Annual Rental.

        6. REPRESENTATIONS AND WARRANTIES OF LESSOR. The representations and warranties of Lessor contained in this Section are being made to induce Lessee to enter into this Lease and Lessee has relied and will continue to rely upon such representations and warranties. Lessor represents and warrants to Lessee as of the Effective Date as follows:

                A. ORGANIZATION, AUTHORITY AND STATUS OF LESSOR. (i) Lessor has been duly organized and is validly existing and in good standing under the laws of the State of Delaware. All necessary corporate or other appropriate formal action has been taken to authorize the execution, delivery and performance by Lessor of this Lease and the other documents, instruments and agreements provided for herein.

                (ii) The Person who has executed this Lease on behalf of Lessor is duly authorized so to do.

                B. ENFORCEABILITY. This Lease constitutes the legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with its terms, subject to general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors rights generally.

                C. ABSENCE OF BREACHES OR DEFAULTS. Lessor is not in breach or default under any document, instrument or agreement to which Lessor is a party or by which Lessor, any of the Properties or any of Lessor's property is subject or bound, which breach or default would have a material adverse effect on Lessor or the Properties. The authorization, execution, delivery and performance of this Lease and the other documents, instruments and agreements provided for herein will not result in any breach of or default under any document, instrument or agreement to which Lessor is a party or by which Lessor, any of the Properties or any of Lessor's property is subject or bound, which breach or default would have a material adverse effect on Lessor or the Properties. The authorization,




                                    13

        execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order known to Lessor and the remedies for such violation would not have a material adverse effect on Lessor or the Properties.

        7. REPRESENTATIONS AND WARRANTIES OF LESSEE. The representations and warranties of Lessee contained in this Section are being made to induce Lessor to enter into this Lease and Lessor has relied, and will continue to rely, upon such representations and warranties. Lessee represents and warrants to Lessor as of the Effective Date as follows:

                A. ORGANIZATION, AUTHORITY AND STATUS OF LESSEE. (i) Lessee has been duly organized or formed, is validly existing and in good standing under the laws of its state of incorporation or formation and is qualified to do business in each jurisdiction in which any of the Properties are located. All necessary corporate action has been taken to authorize the execution, delivery and performance by Lessee of this Lease and of the other documents, instruments and agreements provided for herein. Lessee is not a "foreign corporation", "foreign partnership", "foreign trust", "foreign limited liability company" or "foreign estate", as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. Lessee's United States tax identification number is correctly set forth on the signature page of this Lease.

                (ii) The Person who has executed this Lease on behalf of Lessee is duly authorized to do so.

                B. ENFORCEABILITY. This Lease constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, subject to general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors rights generally.

                C. LITIGATION. There are no suits, actions, proceedings or investigations pending, or, to the best of its knowledge, threatened against or involving Lessee, Guarantor or any of the Properties before any arbitrator or Governmental Authority, including, without limitation, the Pending Actions, which might reasonably result in any Material Adverse Effect.

                D. ABSENCE OF BREACHES OR DEFAULTS. Neither Lessee nor Guarantor is in default under any document, instrument or agreement to which Lessee or Guarantor is a party or by which Lessee, Guarantor, any of the Properties or any of Lessee's or Guarantor's property is subject or bound, which default could reasonably be expected to result in any Material Adverse Effect. The authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result in any breach of or default under any document, instrument or agreement to which Lessee or Guarantor is a party or by which Lessee, Guarantor, any of the Properties or any of Lessee's or Guarantor's property is subject or bound, which breach or default could reasonably be expected to result in any Material Adverse Effect. The authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for



                                      14

        herein will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order, which violation could reasonably be expected to result in any Material Adverse Effect.

                E. LIABILITIES OF LESSOR. Lessee is not liable for any indebtedness for money borrowed by Lessor and has not guaranteed any of the debts or obligations of Lessor.

        8. COVENANTS. Lessee covenants to Lessor for so long as this Lease is in effect as follows:

                A. AGGREGATE FIXED CHARGE COVERAGE RATIO. Lessee shall maintain an Aggregate Fixed Charge Coverage Ratio at all of the FCCR Properties in the aggregate of at least 1.25:1, calculated as of the last day of each fiscal year of Lessee (each, a "Fiscal Year"). For purposes of this Lease, the term "Aggregate Fixed Charge Coverage Ratio" shall mean with respect to the twelve month period of time ending on the date of calculation, the ratio calculated for such period of time of (a) the sum of Net Income, Depreciation and Amortization, Interest Expense and Operating Lease Expense, less a corporate overhead allocation in an amount equal to 4% of Aggregate Gross Sales, to (b) the sum of the Operating Lease Expense and the Equipment Payment Amount.

                For purposes of this Section 8, the following terms shall be defined as set forth below:

                         "CAPITAL LEASE" shall mean any lease of any property
                (whether real, personal or mixed) by Lessee with respect to one or more of the FCCR Properties which lease would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of Lessee. The term "Capital Lease" shall not include any operating lease or this Lease.

                         "DEBT" shall mean, as directly related to all of the
                FCCR Properties and the period of determination, (i) obligations of Lessee to pay debt service in respect of indebtedness of Lessee for borrowed money, (ii) obligations of Lessee evidenced by bonds, indentures, notes or similar instruments, (iii) obligations of Lessee to pay the deferred purchase price of property or services, (iv) obligations of Lessee under leases which should be, in accordance with GAAP, recorded as Capital Leases, and (v) obligations of Lessee under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.
                The term "Debt" shall not include Lessor's debt with respect to the FCCR Properties or otherwise.

                         "DEPRECIATION AND AMORTIZATION" shall mean with
                respect to all of the FCCR Properties the depreciation and amortization accruing during any period of determination with respect to Lessee as determined in accordance with GAAP. The term "Depreciation and Amortization" shall not include Lessor's depreciation and amortization with respect to the FCCR Properties or otherwise.



                                       15

                         "EQUIPMENT PAYMENT AMOUNT" shall mean for any period
                of determination the sum of all amounts payable during such period of determination under all (i) leases entered into by Lessee for Personalty located at one or more of the FCCR Properties and (ii) all loans made to Lessee secured by Lessee's interest in the Personalty located at one or more of the FCCR Properties.

                         "INTEREST EXPENSE" shall mean for any period of
                determination, the sum of all interest accrued or which should be accrued in respect of all Debt of Lessee directly attributable to one or more of the FCCR Properties and all business operations thereon during such period (including interest attributable to Capital Leases), as determined in accordance with GAAP.

                         "NET INCOME" shall mean with respect to all of the
                period of determination, the gross income of Lessee allocable to all of the FCCR Properties less all operating expenses allocable to all of the FCCR Properties. In determining the amount of Net Income, (i) adjustments shall be made for nonrecurring gains and losses allocable to the period of determination, (ii) deductions shall be made for, among other things, Depreciation and Amortization, Interest Expense and Operating Lease Expense allocable to the period of determination, (iii) charges for related entity services, financings, mark-ups on purchases and other similar charges which are of a nature historically accounted for in Lessee's Store Income Statements shall be excluded, and (iv) no deductions shall be made for (x) income taxes or charges equivalent to income taxes allocable to the period of determination, as determined in accordance with GAAP, or (y) corporate overhead expense allocable to the period of determination. All Net Sublease Rents received by Lessee pursuant to subleases contemplated by Section 26 of this Lease shall be included within "Net Income" for purposes of the determination of the Aggregate Fixed Charge Coverage Ratio.

                         "OPERATING LEASE EXPENSE" shall mean the lease
                payments incurred by Lessee under any operating leases with respect to one or more of the FCCR Properties (including this Lease) and the business operations thereon during the period of determination, as determined in accordance with GAAP.

                B. NONCONSOLIDATION COVENANTS. (i) Lessee will not assume liability for any indebtedness for money borrowed by Lessor and does not, and will not, guarantee any of the debts or obligations of Lessor. Lessee will not hold itself out as being liable for any obligations or indebtedness of Lessor.

                (ii) Lessee shall not and shall use its best efforts to cause its Affiliates not to hold Lessor out to the public or to any individual creditors as being a unified entity with assets and liabilities in common with Lessee.

                (iii) Lessee shall conduct its business so as not to mislead others as to the separate identity of Lessor, and particularly will avoid the appearance of conducting business on behalf of Lessor. Without limiting the generality of the foregoing, no oral and written communications of Lessee, including, without limitation, letters, invoices, purchase



                                    16

orders, contracts, statements and loan applications, will be made in the name of Lessor which to the extent that to do otherwise would materially bear upon the maintenance of Lessor's separate identity.

                (iv)     Lessee will not act in Lessor's name.

                (v) Where necessary and appropriate, Lessee shall disclose the independent business status of Lessor to creditors of Lessee, if any.

                (vi) The resolutions, agreements and other instruments of Lessee, if any, underlying the transactions described in this Lease will be maintained by Lessee.

                (vii) All transactions between Lessee and Lessor will be no less fair to each party than they could obtain on an arm's-length basis.

                (viii) The books, records and accounts of Lessee shall at all times be maintained in a manner permitting the assets and liabilities of Lessor to be easily separated and readily ascertained from those of Lessee.

                (ix) Lessee will not direct, or otherwise control, the ongoing business decisions of Lessor.

                (x) Lessee will not file or cause to be filed a voluntary or involuntary petition in bankruptcy on behalf of or against Lessor.

                C. TRANSFER, PARTICIPATION AND SECURITIZATION COVENANTS. (i) Lessee agrees to cooperate in good faith with Lessor and Lender in connection with any Transfer, Participation and/or Securitization of any of the Notes, Mortgages and/or any of the Loan Documents, or any or all servicing rights with respect thereto, including, without limitation, (x) providing all current public documents, financial and other data required to be filed with the United States Securities and Exchange Commission with respect to Lessee and the Store Income Statements (collectively, the "Disclosures"); provided, however, Lessee shall not be required to make Disclosures of any Confidential Information or any information which has not previously been made public except as required by applicable federal or state securities laws; and (y) amending the terms of this Lease to the extent necessary so as to satisfy the reasonable requirements of purchasers, transferees, assignees, servicers, participants, investors or selected rating agencies involved in any such Transfer, Participation or Securitization, so long as such amendments would not materially and adversely affect the economic terms of this Lease or Lessee. Lessor and Lender shall prepare, at the expense of Lessor and Lender, all documents evidencing such amendments, provided that Lessee shall be responsible for the payment of its attorneys' fees incurred in connection with reviewing and finalizing such documents.

                (ii) Lessee consents to Lessor and Lender providing the Disclosures, as well as any other information which Lessor and Lender may now have or hereafter acquire with respect to the Properties or the financial condition of Lessee to each purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation and/or Securitization, as applicable. Lessee, Lessor and Lender shall



                                     17

        pay their own attorneys' fees and other out-of-pocket expenses incurred in connection with the performance of its obligations under this Section 8.C.

                D. COMPLIANCE CERTIFICATE. Within 90 days after the end of each Fiscal Year, Lessee shall deliver to Lessor such compliance certificates as Lessor may reasonably require in order to establish that Lessee is in compliance in all material respects with all of the obligations, duties and covenants imposed on Lessee pursuant to this Lease.

        9. RENTALS TO BE NET TO LESSOR. The Base Annual Rental payable hereunder shall be net to Lessor, so that this Lease shall yield to Lessor the rentals specified during the Lease Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Properties shall be performed and paid by Lessee.

        10. TAXES AND ASSESSMENTS. Lessee shall pay, prior to the earlier of delinquency or the accrual of interest on the unpaid balance, all taxes and assessments of every type or nature assessed against, imposed upon or arising with respect to Lessor (assuming that the Properties are the only real property owned by Lessor and that Lessor is not engaged in any business other than the ownership, leasing and financing of the Properties and any other matters ancillary thereto), any of the Properties, this Lease, the rental or other payments due under this Lease or Lessee during the Lease Term which affect in any manner the net return realized by Lessor under this Lease, including, without limitation, the following:

                A. All taxes and assessments upon any of the Properties or any part thereof and upon any Personalty, whether belonging to Lessor or Lessee, or any tax or charge levied in lieu of such taxes and assessments;

                B. All taxes, charges, license fees and or similar fees imposed by reason of the use of any of the Properties by Lessee; and

                C. All excise, transaction, privilege, license, sales, use and other taxes upon the rental or other payments due under this Lease, the leasehold estate of either party or the activities of either party pursuant to this Lease.

        Notwithstanding the foregoing, but without limiting the preceding obligation of Lessee to pay all taxes which are imposed on the rental or other payments due under this Lease, in no event will Lessee be required to pay any net income taxes or taxes in lieu of income taxes (i.e., taxes which are determined taking into account deductions arising from depreciation, interest, taxes and ordinary and necessary business expenses) or franchise taxes (unless imposed in lieu of other taxes that would otherwise be the obligation of Lessee under this Lease, including, without limitation, any "gross receipts tax" or any similar tax based upon gross income or receipts of Lessor which does not take into account deductions arising from depreciation, interest, taxes and/or ordinary or necessary business expenses) of Lessor, any transfer taxes of Lessor, or any tax imposed with respect to the sale, exchange or other disposition by Lessor, in whole or in part, of any of the Properties or Lessor's interest in this Lease (other than transfer or recordation taxes imposed in connection with the transfer of any of the Properties to Lessee, the substitution of a Substitute Property or the termination of this Lease pursuant to the provisions of this Lease).



                                      18

        All taxing authorities shall be instructed to send all tax and assessment invoices to Lessee and Lessee shall promptly provide Lessor and Lender with copies of all tax and assessment invoices received by Lessee. Upon request, Lessee shall also provide Lessor and Lender with evidence that such invoices were paid in a timely fashion. Lessee may, at its own expense, contest or cause to be contested (in the case of any item involving more than $50,000.00, after prior written notice to Lessor), by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any item specified in this
Section 10 or any lien therefor, provided that (i) such proceeding shall suspend the collection thereof from the applicable Properties or any interest therein, (ii) neither such Properties nor any interest therein would be in any danger of being sold, forfeited or lost by reason of such proceedings,
(iii) no Event of Default has occurred, and (iv) Lessee shall have deposited with Lessor adequate reserves for the payment of the taxes, together with all interest and penalties thereon, unless paid in full under protest, or Lessee shall have furnished the security as may be required in the proceeding or as may be reasonably required by Lessor to ensure payment of any contested taxes. So long as an Event of Default shall not have occurred and be continuing, any amount recovered as a result of retroactive tax contests with respect to taxes or assessments payable during the Lease Term shall be paid to Lessee. Lessor shall, at the request of Lessee, execute or join in the execution of any instruments or documents reasonably requested by Lessee in connection with any contest or proceeding contemplated by this Section 10, but Lessee shall be solely responsible for the payment of all costs and expenses incurred by Lessor or Lessee in connection with such contests and proceedings.

        11. UTILITIES. Lessee shall contract, in its own name, for and pay when due all charges for the connection and use of water, gas, electricity, telephone, garbage collection, sewer use and other utility services supplied to the Properties during the Lease Term. Under no circumstances shall Lessor be responsible for providing any utility service
to the Properties.   Unless an Event of Default shall have occurred and be
continuing, Lessor will not take any action to interrupt the utility service to the Properties.

        12. INSURANCE. Throughout the Lease Term, Lessee shall maintain, or cause a permitted sublessee as contemplated by Section 26 to maintain, with respect to each of the Properties, at its sole expense, the following types and amounts of insurance (which may be included under a blanket insurance policy if all the other terms hereof are satisfied):

                A. Insurance against loss, damage or destruction by fire and other casualty, including theft, vandalism and malicious mischief, flood (for each of the Properties which is in a location designated by the Federal Emergency Management Administration as a Special Flood Hazard Area), earthquake (for each of the Properties which is in an area commonly subject to destructive earthquakes within recorded history), boiler explosion (for each of the Properties with a boiler), plate glass breakage, sprinkler damage (for each of the Properties which has a sprinkler system), all matters covered by a standard extended coverage endorsement, all matters covered by a special coverage endorsement commonly known as an "all-risk" endorsement and such other risks as Lessor may reasonably require consistent with reasonably prudent business practices for similar types of properties, insuring each of the Properties for not less than 100% of their full insurable replacement cost.



                                      19

                B. Commercial general liability and property damage insurance, including a products liability clause, covering Lessor, Remainderman and Lessee against bodily injury liability, property damage liability and automobile bodily injury and property damage liability, including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of the Properties or, to the extent covered by a customary commercial general liability policy, adjoining ways, streets or sidewalks and, if applicable, insurance covering Lessor, Remainderman and Lessee against liability arising from the sale of liquor, beer or wine on the Properties. Such insurance policy or policies shall contain a broad form contractual liability endorsement under which the insurer agrees to insure Lessee's obligations under Section 19 hereof to the extent insurable, and a "severability of interest" clause or endorsement which precludes the insurer from denying the claim of Lessee, Remainderman or Lessor because of the negligence or other acts of the other, shall be in amounts of not less than $1,000,000.00 per injury and occurrence with respect to any insured liability, whether for personal injury or property damage, or such higher limits as Lessor or Remainderman may reasonably request from time to time, and shall be of form and substance satisfactory to Lessor and Remainderman.

                C. Business income interruption insurance or rental interruption insurance, when applicable, as requested by Lessor, equal to 100% of the Base Annual Rental for a period of not less than 12 months.

                D. State worker's compensation insurance, or self insurance where permitted by applicable law, in the statutorily mandated limits, employer's liability insurance with limits not less than $500,000 or such greater amount as Lessor or Remainderman may from time to time reasonably require and such other insurance as may be necessary to comply with applicable laws.

                E. Such other insurance as may from time to time be reasonably required by Lessor, Remainderman or Lender consistent with prudent business practices for similar types of properties in order to protect their respective interests with respect to the Properties.

                All insurance policies shall:

                         (i) Provide for a waiver of subrogation by the insurer as to claims against Lessor, Remainderman, Lender and their respective employees and agents;

                         (ii) Provide that any "no other insurance" clause in the insurance policy shall exclude any policies of insurance maintained by Lessor, Remainderman or Lender and that the insurance policy shall not be brought into contribution with insurance maintained by Lessor, Remainderman or Lender;

                         (iii) Contain a standard without contribution mortgage clause endorsement in favor of Lender and naming such other parties as additional named insureds as may be designated by Lessor provided such parties have either a direct or indirect ownership interest in the Properties or Lessor, or are managers, asset managers, agents or independent contractors of Lessor or any entity or person which has an ownership interest in Lessor;



                                     20

                         (iv) Provide that the policy of insurance shall not be terminated, cancelled or substantially modified without at least thirty (30) days' prior written notice to Lessor, Remainderman, Lender and to any other party covered by any standard mortgage clause endorsement;

                         (v) Provide that the insurer shall not have the option to restore the applicable Properties if Lessor or Lessee elects to terminate this Lease in accordance with the terms hereof;

                         (vi) Be issued by insurance companies licensed to do business in the states in which the Properties are located and which are rated A:VI or better by A.M. Best's Insurance Guide or are otherwise reasonably approved by Lessor and Remainderman; and

                         (vii) Provide that the insurer shall not deny a claim nor shall the insurance be cancelled, invalidated or suspended by (1) any action, inaction, conduct or negligence of Lessor, Remainderman, Lender or any other party covered by any standard mortgage clause endorsement, Lessee, anyone acting for Lessee or any subtenant or other occupant of any of the Properties, (2) occupancy or use of any of the Properties for purposes more hazardous than permitted by such policies, (3) any foreclosure or other proceedings relating to any of the Properties or change in title to or ownership of any of the Properties, or (4) any breach or violation by Lessee or any other person of any warranties, declarations or conditions contained in such policies or the applications for such policies.

        It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Lessee for its acts or omissions as provided in this Lease. All insurance policies (with the exception of worker's compensation insurance to the extent not available under statutory law), shall designate Lessor, Remainderman and Lender as additional named insureds as their interests may appear and shall be payable as set forth in Section 21 hereof. All such policies shall be written as primary policies, with deductibles not to exceed 10% of the amount of coverage; provided, however, (i) Lessee shall be permitted to maintain deductibles on replacement value property insurance in an amount not to exceed $100,000.00 per Property, and (ii) at all times while Guarantor maintains a net worth determined in accordance with GAAP of at least $280,000,000.00 and Guarantor has a solicited long term debt rating (or, if Guarantor does not have a solicited long term debt rating, a corporate rating) of (a) BB or better by Standard & Poors Rating Group, or any successor thereto, or (b) ba2 or better by Moody's Investors Service, Inc., Lessee may self-insure or maintain deductibles on general liability insurance in an amount not to exceed $250,000.00 per occurrence per Property. Any other policies, including any policy now or hereafter carried by Lessor, Remainderman or Lender, shall serve as excess coverage. Lessee shall procure policies for all insurance for periods of not less than one year and shall provide to Lessor, Remainderman and Lender certificates of insurance or, upon the request of Lessor, Remainderman or Lender, duplicate originals of insurance policies evidencing that insurance satisfying the requirements of this Lease is in effect at all times. If Lessee in good faith desires to change its insurance carrier or, not more often than once in any Lease Year, change to a policy year ending on a different calendar date, Lessor will not unreasonably withhold its consent to Lessee maintaining the preceding insurance policies for a period of less than one year solely as a result of



                                     21

the transition of such insurance policies to the replacement carrier or the revised ending date. Lessor further agrees that, to the extent it has requested and received duplicate originals of the insurance policies required by this Lease, Lessee shall not be required to subsequently provide duplicate originals of such insurance policies unless any of the coverages provided in any such policies change or the carrier of any such policy changes, in which event Lessee shall only be required to provide (without limiting Lessee's obligation to deliver certificates of insurance as contemplated by this Section), upon the request of Lessor, duplicate originals of those portions of the policies which have changed and/or those policies for which the carrier has changed. In the event of any transfer by Lessor of Lessor's interest in any of the Properties or any financing or refinancing of Lessor's interest in any of the Properties, or by Remainderman of Remainderman's interest in any of the Properties, Lessee shall, upon not less than ten (10) Business Days prior written notice, deliver to Lessor and Remainderman or any Lender providing such financing or refinancing, as applicable, certificates of all insurance required to be maintained by Lessee hereunder naming such transferee or such Lender, as applicable, as an additional named insured to the extent required herein effective as of the date of such transfer, financing or refinancing.

        13. TAX AND INSURANCE IMPOUND. Upon the occurrence of an Event of Default resulting from the failure of Lessee to perform any monetary obligation due under this Lease, including, without limitation, the failure to pay Base Annual Rental, Additional Rental and/or taxes, assessments and/or insurance premiums as contemplated by this Lease, Lessor may require Lessee to pay to Lessor sums which will provide an impound account (which shall not be deemed a trust fund) for paying up to the next one year of taxes, assessments and/or insurance premiums for each of the Properties. Upon such requirement, Lessor will estimate the amounts needed for such purposes and will notify Lessee to pay the same to Lessor in equal monthly installments, as nearly as practicable, in addition to all other sums due under this Lease. Should additional funds be required at any time, Lessee shall pay the same to Lessor on demand. Lessee shall advise Lessor of all taxes and insurance bills which are due and shall cooperate fully with Lessor in assuring that the same are paid timely. Lessor may deposit all impounded funds in accounts insured by any federal or state agency. Interest or other gains from such funds, if any, shall, so long as no Event of Default shall have occurred and be continuing, be the sole property of Lessee. Interest or other gains from such funds, if any, shall, if, subsequent to Lessor requiring Lessee to establish such impound account, an Event of Default shall have occurred and be continuing, be the sole property of Lessor. Upon the occurrence and during the continuance of an Event of Default, Lessor may apply all impounded funds against any sums due from Lessee to Lessor. Lessor shall give to Lessee an annual accounting showing all credits and debits to and from such impounded funds received from Lessee. Nothing in this Section 13 shall be interpreted as a waiver by Lessor of any rights Lessor may have under this Lease upon the occurrence and during the continuance of an Event of Default.

        14. PAYMENT OF RENTAL AND OTHER SUMS. All rental and other sums which Lessee is required to pay hereunder shall be the unconditional obligation of Lessee and shall be payable in full when due without any setoff, abatement, deferment, deduction or counterclaim whatsoever. Upon execution of this Lease, Lessee shall establish arrangements whereby payments of the Base Monthly Rental and impound payments, if any, are transferred by wire or other means directly from Lessee's bank account to such account as Lessor may designate. Any delinquent payment



                                    22

(that is, any payment not made within five Business Days after the date when due) shall, in addition to any other remedy of Lessor, incur a late charge of 5% (which late charge is intended to compensate Lessor for the cost of handling and processing such delinquent payment and should not be considered interest) and bear interest at the Default Rate, such interest to be computed from and including the date such payment was due through and including the date of the payment; provided, however, in no event shall Lessee be obligated to pay late charges and interest in amounts that exceed the limitations imposed by applicable law then in effect.

        15. USE. Except as set forth below, each of the Properties shall be used solely for the operation of a Permitted Facility in accordance with the standards of operations then in effect on a system-wide basis, and for no other purpose. Lessee shall promptly notify Lessor of a change of use of any of the Properties from any restaurant concept included within the definition of Permitted Facility to another restaurant concept included within the definition of Permitted Facility. Lessee shall occupy the Properties promptly following the Effective Date and, except as set forth below and except during periods when any of the Properties is untenantable by reason of Casualty or Taking (provided, however, during all such periods while any of the Properties is untenantable, Lessee shall strictly comply with the terms and conditions of Section 21 of this Lease), Lessee shall at all times during the Lease Term occupy each of the Properties and shall diligently conduct its business on each of the Properties as a Permitted Facility. Lessee may cease diligent operation of business at any of the Properties for a period not to exceed 180 days; provided, however, Lessee may not cease diligent operation at more than four of the Properties at any one time and Lessee may only cease operation once with respect to each Property within any five-year period during the Lease Term. Notwithstanding the foregoing, so long as an Event of Default has not otherwise occurred and is continuing under this Lease, up to two of the Properties then subject to this Lease may be closed for an indefinite period of time without such closure constituting an Event of Default under this Lease. If Lessee does discontinue operation as permitted by this Section 15, Lessee shall (i) give written notice to Lessor within 10 Business Days after Lessee elects to cease operation, (ii) provide adequate protection and maintenance of any such Properties during any period of vacancy, (iii) comply with all Applicable Regulations and otherwise comply with the terms and conditions of this Lease other than the continuous use covenant set forth in this Section 15, and (iv) pay all costs necessary to restore such Properties to their condition on the day operation of the business ceased at such time as such Properties are reopened for Lessee's business operations or other substituted use approved by Lessor as contemplated below. Notwithstanding anything herein to the contrary, Lessee shall pay the Base Monthly Rental as provided herein during any period in which Lessee discontinues operation.

        Lessee shall not, by itself or through any assignment, sublease or other type of transfer, convert any of the Properties to a use other than a Permitted Facility during the Lease Term without Lessor's consent, which consent shall not be unreasonably withheld or delayed. Lessor may consider any or all of the following in determining whether to grant its consent, without being deemed to be unreasonable: (i) whether the rental paid to Lessor would be equal to or greater than the anticipated rental assuming continued existing use, (ii) whether the converted use will be consistent with the highest and best use of the Properties, and (iii) whether the converted use will increase Lessor's risks or decrease the value of the Properties.



                                      23

        16. COMPLIANCE WITH LAWS, RESTRICTIONS, COVENANTS AND ENCUMBRANCES. A. Lessee's use and occupation of each of the Properties, and the condition thereof, shall, at Lessee's sole cost and expense, comply fully with all Applicable Regulations and all restrictions, covenants and encumbrances of record applicable to such Property. In addition to the other requirements of this Section 16, Lessee shall, at all times throughout the Lease Term, comply with all Applicable Regulations, including, without limitation, in connection with any maintenance, repairs and replacements of the Properties undertaken by Lessee as required by Section 17 of this Lease.

        B. Lessee will use its reasonable best efforts to not permit any act or condition to exist on or about any of the Properties (excluding acts committed by third parties not within the control of Lessee) which will increase any insurance rate thereon, except when such acts are required in the normal course of its business and Lessee shall pay for such increase.

        C. Without limiting the generality of the other provisions of this Section 16, Lessee agrees that it shall be responsible for complying in all applicable respects with the Americans with Disabilities Act of 1990, as such act may be amended from time to time, and all regulations promulgated thereunder (collectively, the "ADA"), as it affects the Properties, including, without limitation, making required "readily achievable" changes to remove any architectural or communications barriers, and providing auxiliary aides and services within the Properties. Lessee further agrees that any and all alterations made to the Properties during the Lease Term will comply with the applicable requirements of the ADA. All plans for alterations which must be submitted to Lessor under the provisions of Section 18 must include a statement from a licensed architect or engineer certifying that he or she has reviewed the plans, and that the plans comply with all applicable provisions of the ADA. Any subsequent approval or consent to the plans by Lessor shall not be deemed to be a representation of Lessor's part that the plans comply with the ADA, which obligation shall remain with Lessee. Lessee agrees that it will defend, indemnify and hold harmless the Indemnified Parties from and against any and all Losses caused by, incurred or resulting from Lessee's failure to comply with its obligations under this
Section 16.C.

        D. Lessee represents and warrants to Lessor as of the Effective Date, to Lessee's knowledge and except as disclosed in the Questionnaires:

                (i) None of the Properties nor Lessee, in connection with its occupancy, use or operation of the Properties, are in violation of any Environmental Laws except for such noncompliance which could not reasonably be expected to have a Material Adverse Effect, or subject to any pending or threatened investigation or inquiry by any Governmental Authority or to any remedial obligations under any Environmental Laws that could reasonably be expected to have a Material Adverse Effect.

                (ii) All permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of any of the Properties required to be obtained by reason of any Environmental Laws have been obtained, except for such permits, licenses or authorizations the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.



                                      24

                (iii) Except in De Minimis Amounts, no Hazardous Materials have been used, handled, manufactured, generated, produced, stored, treated, processed, transferred, disposed of or otherwise Released in, on, under, from or about any of the Properties, which have not been properly remediated in accordance with all applicable Environmental Laws, or which could not reasonably be expected to have a Material Adverse Effect.

                (iv) The Properties do not contain Hazardous Materials, other than in De Minimis Amounts, or underground storage tanks.

                (v) There is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with any of the Properties, except for such non-compliance which could not reasonably be expected to have a Material Adverse Effect.

                (vi) Lessee has not received any written notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Materials or Remediation thereof, of possible liability of any Person pursuant to any Environmental Law, other Environmental Conditions in connection with any of the Properties, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing, in each case with respect to a condition or event that could reasonably be expected to have a Material Adverse Effect.

                (vii) Lessee has truthfully and fully provided to Lessor, in writing, any and all information relating to Environmental Conditions in, on, under or from the Properties that is known to Lessee and that is contained in Lessee's files and records, including but not limited to any environmental investigations relating to Hazardous Materials in, on, under or from any of the Properties.

                (viii) All uses and operations on or of the Properties, whether by Lessee or any other Person, have been in compliance with all Environmental Laws and permits issued pursuant thereto, except for such non-compliance which could not reasonably be expected to have a Material Adverse Effect; and the Properties have been kept free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law (the "Environmental Liens").

        E. Lessee covenants to Lessor during the Lease Term that: (i) the Properties shall not be in violation of or subject to any investigation or inquiry by any Governmental Authority or to any remedial obligations under any Environmental Laws except for such violations or investigations or inquiries which relate to Hazardous Materials in De Minimis Amounts, and if any such investigation or inquiry is initiated, Lessee shall promptly notify Lessor; (ii) all uses and operations on or of each of the Properties, whether by Lessee or any other Person, shall be in compliance with all applicable Environmental Laws and permits issued pursuant thereto, except for such noncompliance which relates to Hazardous Materials in De Minimis Amounts;
(iii) there shall be no Releases in, on, under or from any of the Properties, except in De Minimis Amounts; (iv) there shall be no Hazardous Materials in, on, or under any of the Properties, except in De Minimis Amounts; (v) Lessee shall keep each of the Properties free and clear of all Environmental Liens, whether due to any act or omission of Lessee or any other Person; (vi) Lessee shall, at its sole cost



                                       25

and expense, fully and expeditiously cooperate in all activities pursuant to subsection F below, including but not limited to providing all relevant information and making knowledgeable persons within the control of Lessee available for interviews; (vii) in the event of any alleged or known Release, Lessee shall, at its sole cost and expense, perform any environmental site assessment or other investigation of Environmental Conditions in connection with any of the Properties as may be reasonably requested by Lessor (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lessor the reports and other results thereof, and Lessor and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (viii) Lessee shall, at its sole cost and expense, comply with all reasonable written requests of Lessor to (1) reasonably effectuate Remediation of any condition (including but not limited to a Release) in, on, under or from any of the Properties; (2) comply with any Environmental Law; (3) comply with any applicable directive from any Governmental Authority, or engage in appropriate alternative remedial activities if approved by such Governmental Authority; and (4) take any other reasonable action necessary or appropriate for protection of human health or the environment on the Properties; (ix) Lessee shall, upon obtaining such information, promptly notify Lessor in writing of (A) any Releases or Threatened Releases in, on, under, from or migrating towards any of the Properties which could reasonably be expected to involve Hazardous Materials other than in De Minimis Amounts; (B) any non-compliance with any Environmental Laws related in any way to any of the Properties, which non-compliance could reasonably be expected to involve Hazardous Materials other than in De Minimis Amounts; (C) any actual or potential Environmental Lien;
(D) any required or proposed Remediation of Environmental Conditions relating to any of the Properties; and (E) any written or oral notice or other communication of which Lessee becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials or Remediation thereof which could reasonably be expected to involve Hazardous Materials other than in De Minimis Amounts, possible liability of any Person pursuant to any Environmental Law, other Environmental Conditions in connection with any of the Properties, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Section.

        F. Lessor, Lender and any other Person designated by Lessor, including but not limited to any receiver, any representative of a Governmental Authority, and any environmental consultant, shall, after five Business Days' prior written notice to Lessee (except that in the event of an emergency no such prior notice shall be required), have the right, but not the obligation, to enter upon the Properties at all reasonable times (including, without limitation, in connection with any Securitization, Participation or Transfer or in connection with a proposed sale or conveyance of any of the Properties or a proposed financing or refinancing secured by any of the Properties or in connection with the exercise of any remedies set forth in this Lease, the Mortgages or the other Loan Documents, as applicable) to assess any and all aspects of the environmental condition of the Properties and their use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of the party conducting the assessment) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing; provided, however, that any such persons (except in emergencies) shall use reasonable efforts to undertake any such assessments or investigations so as to minimize the impact on Lessee's business operations at the Properties. Lessee shall cooperate with and provide access to Lessor, Lender and any other Person designated by Lessor. Any such assessment and investigation shall be at Lessor's sole cost and expense unless at the time of any such assessment or investigation



                                     26

Lessor has a reasonable basis for believing that a Release has occurred on a Property or an Event of Default has occurred and is continuing, in which case Lessee shall be responsible for the cost of any such assessment or investigation. Unless an Event of Default shall have occurred and be continuing, upon completion of any assessments or testing pursuant to this
Section 16.F (i) the Properties shall be restored to their condition at the time of commencement of testing, including, without limitation, the repair of any damage to the Properties as a result of such testing and (ii) Lessor shall indemnify, defend and hold Lessee harmless from and against any costs (including, without limitation, reasonable attorneys' fees and expenses), claims, loss or damages resulting from any assessments or testing pursuant to this Section 16.F (excluding claims, losses or damages suffered by Lessee as a result of Lessee's gross negligence or willful misconduct).

        G. Lessee shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each of the Indemnified Parties for, from and against any and all Losses (excluding Losses for which Lessor has agreed to indemnify, defend and hold harmless Lessee pursuant to Sections 16.F and 22 and Losses suffered by an Indemnified Party directly arising out of such Indemnified Party's gross negligence or willful misconduct; provided, however, that the term "gross negligence" shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of Lessor's interest in any of the Properties or Lessor's failure to act in respect of matters which are or were the obligation of Lessee under this Lease) and costs of Remediation (whether or not performed voluntarily), engineers' fees, environmental consultants' fees, and costs of investigation (including but not limited to sampling, testing, and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon or incurred by or asserted against any Indemnified Parties, and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) any presence of any Hazardous Materials in, on, above, or under any of the Properties; (ii) any past or present Release or Threatened Release in, on, above, under or from any of the Properties; (iii) any activity by Lessee, any Affiliate of Lessee or any other tenant or other user of any of the Properties in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any of the Properties of any Hazardous Materials at any time located in, under, on or above any of the Properties; (iv) any activity by Lessee, any Affiliate of Lessee or any other tenant or other user of any of the Properties in connection with any actual or proposed Remediation of any Hazardous Materials at any time located in, under, on or above any of the Properties, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (v) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with any of the Properties or operations thereon, including but not limited to any failure by Lessee, any Affiliate of Lessee or any other tenant or other user of any of the Properties to comply with any order of any Governmental Authority in connection with any Environmental Laws; (vi) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering any of the Properties; (vii) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Section; (viii) any past, present or threatened injury to, destruction of or loss of natural resources in violation of Environmental Laws in any way connected with any of the Properties, including but not limited to costs to investigate and assess such injury, destruction or loss; (ix) any acts of Lessee, any Affiliate of Lessee or any other tenant or user of any of the Properties in arranging for disposal or



                                   27

treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials owned or possessed by Lessee, any Affiliate of Lessee or any other tenant or user of any of the Properties, at any facility or incineration vessel owned or operated by another Person and containing such or similar Hazardous Materials; (x) any acts of Lessee, any Affiliate of Lessee or any other tenant or user of any of the Properties, in accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites selected by Lessee, any Affiliate of Lessee or any other tenant or user of any of the Properties, from which there is a Release, or a Threatened Release of any Hazardous Materials which causes the incurrence of costs for Remediation; (xi) any personal injury, wrongful death, or property damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity, on or near any of the Properties; and (xii) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Section.

        H. The obligations of Lessee and the rights and remedies of Indemnified Parties under Sections 16.D through 16.G shall survive the termination, expiration and/or release of this Lease.

        17. CONDITION OF PROPERTIES; MAINTENANCE. Lessee, at its own expense, will maintain all parts of each of the Properties in good repair and sound condition, except for ordinary wear and tear and any Casualties and Takings (but without limiting Lessee's obligations under the terms and conditions of Section 21 of this Lease with respect to Casualties and Takings), and will take all action and will make all structural and non-structural, foreseen and unforeseen and ordinary and extraordinary changes and repairs or replacements which may be required to keep all parts of each of the Properties in good repair and sound condition. Lessee waives any right to (i) require Lessor to maintain, repair or rebuild all or any part of any of the Properties or (ii) make repairs at the expense of Lessor, pursuant to any Applicable Regulations at any time in effect.

        18. WASTE; ALTERATIONS AND IMPROVEMENTS. Lessee shall not commit actual or constructive waste upon any of the Properties. Lessee shall not alter the exterior, structural, plumbing or electrical elements of any of the Properties in any manner without the consent of Lessor, which consent shall not be unreasonably withheld or conditioned (it being understood and agreed that to the extent Lessor is required to obtain the approval of Lender with respect to any such alterations, Lessor shall in no event be deemed to have unreasonably withheld Lessor's approval thereof if Lender shall not have given its approval if required); provided, however, Lessee may undertake nonstructural alterations to any of the Properties costing less than $100,000.00 without Lessor's consent. If Lessor's consent is required hereunder and Lessor consents to the making of any such alterations, the same shall be made according to plans and specifications approved by Lessor and subject to such other conditions as Lessor shall reasonably require. All alterations shall be made by Lessee at Lessee's sole expense by licensed contractors and in accordance with all applicable laws governing such alterations. Any work at any time commenced by Lessee on any of the Properties shall be prosecuted diligently to completion, shall be of good workmanship and materials and shall comply fully with all the terms of this Lease. Upon completion of any alterations, at Lessor's request Lessee shall promptly provide



                                     28

Lessor with (i) evidence of full payment to all laborers and materialmen contributing to the alterations, (ii) to the extent Lessee was required to prepare plans and specifications for such alterations, an architect's certificate certifying the alterations to have been completed in conformity with the plans and specifications, (iii) a certificate of occupancy (if the alterations are of such a nature as would require the issuance of a certificate of occupancy), and (iv) any other documents or information reasonably requested by Lessor. Any addition to or alteration of any of the Properties shall automatically be deemed a part of the Properties and belong to Lessor, and Lessee shall execute and deliver to Lessor such instruments as Lessor may require to evidence the ownership by Lessor of such addition or alteration. Lessee shall execute and file or record, as appropriate, a "Notice of Non-Responsibility," or any equivalent notice permitted under applicable law in the states where the applicable Properties are located.

        19. INDEMNIFICATION. Lessee shall indemnify, protect, defend and hold harmless each of the Indemnified Parties from and against any and all Losses (excluding losses for which Lessor has agreed to indemnify, defend and hold Lessee harmless pursuant to Section 22, and Losses suffered by an Indemnified Party arising out of the gross negligence or willful misconduct of such Indemnified Party; provided, however, that the term "gross negligence" shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of the Lessor's interest in any of the Properties or Lessor's failure to act in respect of matters which are or were the obligation of Lessee under this Lease) caused by, incurred or resulting from Lessee's operations of or relating in any manner to any of the Properties, whether relating to their original design or construction, latent defects, alteration, maintenance, use by Lessee or any person thereon, supervision or otherwise, or from any breach of, default under, or failure to perform, any term or provision of this Lease by Lessee, its officers, employees, agents or other persons, or to which any Indemnified Party is subject because of Lessor's or Remainderman's interest in any of the Properties, including, without limitation, Losses arising from (1) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any of the Properties or portion thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways, (2) any use, non-use or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any of the Properties or any portion thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways,
(3) any representation or warranty made herein by Lessee or in any certificate delivered in connection with this Lease being false or misleading in any material respect as of the date of such representation or warranty was made, (4) performance of any labor or services or the furnishing of any materials or other property in respect to any of the Properties or any portion thereof, (5) any taxes, assessments or other charges which Lessee is required to pay under Section 10, (6) any lien, encumbrance or claim arising on or against any of the Properties or any portion thereof under any Applicable Regulation or otherwise which Lessee is obligated hereunder to remove and discharge, or the failure to comply with any Applicable Regulation, (7) the claims of any invitees, patrons, licensees or subtenants of all or any portion of any of the Properties or any Person acting through or under Lessee or otherwise acting under or as a consequence of this Lease or any sublease, (8) any act or omission of Lessee or its agents, contractors, licensees, subtenants or invitees pertaining to this Lease, (9) any contest referred to in Section 10, and (10) the sale of liquor, beer or wine on any of the Properties. It is expressly understood and agreed that Lessee's obligations under this Section shall survive the expiration or earlier termination of this Lease for any reason.



                                     29

        20. QUIET ENJOYMENT. So long as Lessee shall pay the rental and other sums herein provided and no Event of Default shall have occurred and be continuing, Lessee shall have, subject and subordinate to Lessor's rights herein, the right to the peaceful and quiet occupancy of the Properties. Notwithstanding the foregoing, however, in no event shall Lessee be entitled to bring any action against Lessor to enforce its rights under this Lease if an Event of Default shall have occurred and be continuing.

        21.     CONDEMNATION OR DESTRUCTION.

        A. NOTICE OF TAKING OR CASUALTY. In the event of a taking of all or any part of any of the Properties for any public or quasi-public purpose by any lawful power or authority by exercise of the right of condemnation or eminent domain or by agreement between Lessor, Lessee and those authorized to exercise such right ("Taking") or the commencement of any proceedings or negotiations which might result in a Taking or any damage to or destruction of any of the Properties or any part thereof as a result of a fire or other casualty (a "Casualty"), Lessee will promptly give written notice thereof to Lessor, generally describing the nature and extent of such Taking, proceedings, negotiations or Casualty and including copies of any documents or notices received in connection therewith. Thereafter, Lessee shall promptly send Lessor copies of all correspondence and pleadings relating to any such Taking, proceedings, negotiations or Casualty.

        B.      ASSIGNMENT OF AWARDS, INSURANCE PROCEEDS AND PAYMENTS.
Except as set forth below, in the event of (i) a Material Taking or (ii) a Material Casualty, Lessor shall be entitled to receive the entire award, insurance proceeds or payment in connection therewith without deduction for any estate vested in Lessee by this Lease. Lessee hereby expressly assigns to Lessor all of its right, title and interest in and to every such award, insurance proceeds or payment and agrees that Lessee shall not be entitled to any award, insurance proceeds or payment for the value of Lessee's leasehold interest in this Lease. With respect to a Material Taking, Lessee shall be entitled to claim and receive any award or payment from the condemning authority expressly granted for the taking of Personalty, the interruption of its business and moving expenses, but only if such claim or award does not adversely affect or interfere with the prosecution of Lessor's claim for the Material Taking or otherwise reduce the amount recoverable by Lessor for the Material Taking. With respect to a Material Casualty, Lessee shall be entitled to claim and receive any insurance proceeds with respect to the Personalty, the interruption of its business and moving expenses, but only if such claim or proceeds does not adversely affect or interfere with the prosecution of Lessor's claim for the Material Casualty or otherwise reduce the amount recoverable by Lessor for the Material Casualty.

        C.      MATERIAL CASUALTY.   Within 60 days of a Material Casualty
at any Property, Lessee shall have the option, but not the obligation, to either:

                (i) deliver a rejectable offer to Lessor (a "Casualty Substitution Offer") to substitute a Substitute Property for the affected Property pursuant to the terms and conditions of Section 55 of this Lease; or

                (ii) make a payment (a "Casualty Termination Payment") to Lessor to terminate this Lease with respect to the affected Property in an amount equal to the sum



                                    30

        of (x) the Applicable Percentage for the affected Property multiplied by the aggregate Base Annual Rental and Additional Rental for the remaining Initial Term, and (y) the Prepayment Charge corresponding to the affected Property. All Casualty Termination Payments shall be made on a regularly scheduled Base Monthly Rental payment date upon no less than 30 days prior written notice from Lessee to Lessor.

        Lessor shall have 120 days from the delivery of a Casualty Substitution Offer satisfying the requirements of Section 55 to accept or reject that offer in its sole discretion. Lessor's failure to deliver notice of acceptance or rejection of the offer within such time period shall be deemed to constitute Lessor's acceptance of that Casualty Substitution Offer. If the Mortgage corresponding to the affected Property is still outstanding, any rejection of the Casualty Substitution Offer by Lessor shall not be effective unless it is consented to in writing by Lender and such written consent is delivered to Lessee within that 120-day period (Lender shall be deemed to have objected to Lessor's rejection of such Casualty Substitution Offer if Lender does not consent to or object to Lessor's rejection of such Casualty Substitution Offer within such 120-day period).

        D. ACCEPTANCE OR REJECTION OF CASUALTY OFFER. If Lessor accepts the Casualty Substitution Offer or is deemed to have accepted the Casualty Substitution Offer or if any rejection of the Casualty Substitution Offer by Lessor is not consented to in writing by Lender as provided in this Section 21, then, within 180 days of that Material Casualty, Lessee shall complete the substitution, subject, however, to the satisfaction of each of the applicable terms and conditions set forth in this Section 21 and Section 55. Upon such substitution (i) Lessee shall be entitled to claim and receive the net award resulting from the Material Casualty, after payment of all costs and expenses incurred by Lessor and Lender in connection with that Material Casualty, and (ii) all obligations of either party under this Lease and otherwise with respect to the Property being replaced shall cease as of the closing of the substitution; provided, however, Lessee's obligations to the Indemnified Parties under any indemnification provisions of this Lease with respect to the affected Property (including, without limitation, Sections 16 and 19) and Lessee's obligations to pay any sums (whether payable to Lessor or a third party) accruing under this Lease with respect to the affected Property prior to the closing of the substitution shall survive the termination of this Lease with respect to that Property. This Lease shall, however, continue in full force and effect with respect to all other Properties.

        If Lessor rejects the Casualty Substitution Offer and, as long as the Mortgage corresponding to the Property subject to the Casualty Substitution Offer is still outstanding, such rejection is consented to by Lender as provided in Section 21, or if the Material Casualty shall occur after the commencement of any extension options exercised pursuant to Section 27, then
(i) the net award resulting from that Material Casualty shall be paid to and belong to Lessor, (ii) on the next scheduled Base Monthly Rental payment date, Lessee shall pay to Lessor all Base Annual Rental, Additional Rental and other sums and obligations then due and payable under this Lease, (iii) the Base Annual Rental then in effect shall be reduced by an amount equal to the product of the Applicable Percentage for the affected Property and the Base Annual Rental then in effect, (iv) Lessee shall pay Lessor an amount equal to the insurance deductible applicable to that Material Casualty, as applicable, and (v) provided Lessee shall have paid Lessor all sums described in the preceding subitems (ii) and (iv), all obligations of either party with respect to that Property shall cease as of the next scheduled Base Monthly Rental payment date, provided,



                                    31

however, Lessee's obligations to Lessor with respect to the affected Property under any indemnification provisions of this Lease with respect to that Property (including, without limitation, Sections 16 and 19) and Lessee's obligations to pay any sums (whether payable to Lessor or a third party) accruing under this Lease with respect to the affected Property prior to such termination shall survive the termination of this Lease. This Lease shall, however, continue in full force and effect with respect to all other Properties.

        E.      CASUALTY TERMINATION PAYMENT.   If Lessee makes a Casualty
Termination Payment within 60 days of a Material Casualty, (1) Lessor shall be entitled to receive the net award resulting from such Material Casualty,
(2) on the next scheduled Base Monthly Rental payment date, Lessee shall pay to Lessor all Base Annual Rental, Additional Rental and other sums and obligations then due and payable under this Lease, (3) the Base Annual Rental then in effect shall be reduced by an amount equal to the product of the Applicable Percentage for the affected Property and the Base Annual Rental then in effect, (4) Lessee shall pay Lessor an amount equal to the insurance deductible applicable to such Material Casualty, as applicable, and (5) provided Lessee shall have paid Lessor all sums described in the preceding subitems (2) and (4), all obligations of either party under this Lease and otherwise with respect to the affected Property shall cease as of the next scheduled Base Monthly Rental payment date, provided, however, Lessee's obligations to Lessor with respect to the affected Property under any indemnification provisions of this Lease with respect to the affected Property (including, without limitation, Sections 16 and 19) and Lessee's obligations to pay any sums (whether payable to Lessor or a third party) accruing under this Lease with respect to the affected Property prior to such termination shall survive the termination of this Lease. This Lease shall, however, continue in full force and effect with respect to all other Properties.

        F.      LEASE CONTINUATION.   Upon the occurrence of any Casualty or
Taking, Lessee shall take all steps necessary to ensure that the affected Property is secure and does not pose any threat or risk of harm to third parties, adjoining property owners or occupants. If such Casualty or Taking is not a Material Casualty or Material Taking, or if such Casualty or Taking is a Material Casualty or Material Taking, as applicable, but Lessee does not elect to make a Casualty Substitution Offer or Casualty Termination Payment or Condemnation Substitution Offer or Condemnation Termination Payment, as applicable, in connection with such Material Casualty or Material Taking, then, in any such event, (A) this Lease shall remain in full force and effect, (B) all Base Annual Rental, Additional Rental and other sums and obligations due under this Lease shall continue unabated, and (C) Lessee shall promptly commence and diligently prosecute restoration of the affected Property to the same condition, as nearly as practicable, as the condition of such affected Property prior to the occurrence of such Casualty or Taking, as applicable, in compliance with all Applicable Regulations and the terms and conditions of this Lease, including, without limitation, the terms and conditions of Section 18 hereof. Unless Lessee shall elect to make a Casualty Substitution Offer, Casualty Termination Payment, Condemnation Substitution Offer or Condemnation Termination Payment, as applicable, following the occurrence of a Material Casualty or Material Taking, respectively, then, subject to such reasonable conditions for disbursement as may be imposed by Lessor, Lessor shall, upon the occurrence of any Casualty or Condemnation, promptly make available to Lessee in installments as restoration progresses an amount up to, but not exceeding, the amount of any insurance proceeds, award, compensation or damages actually received by Lessor (after deducting all costs, fees and expenses incident to the collection thereof (the "Material



                                     32

Restoration Amount"), upon request of Lessee accompanied by evidence reasonably satisfactory to Lessor that such amount has been paid or is due and payable and is properly a part of such costs and that Lessee has complied with the terms of Section 18 above in connection with the restoration. Prior to the disbursement of any portion of the Material Restoration Amount, Lessee shall provide evidence reasonably satisfactory to Lessor of the payment of restoration expenses by Lessee up to the amount of the insurance deductible applicable to such Material Casualty or Material Taking. Lessor shall be entitled to keep any portion of the Material Restoration Amount which may be in excess of the cost of restoration, and Lessee shall bear all additional costs, fees and expenses of such restoration in excess of the Material Restoration Amount.

        G. MATERIAL TAKING. Within 30 days of a Material Taking affecting any Property, Lessee shall either:

                (i)      deliver a rejectable offer to Lessor (a
        "Condemnation Substitution Offer") to substitute a Substitute Property for the affected Property pursuant to the terms and conditions of Section 55 of this Lease; or

                (ii) make a payment (a "Condemnation Termination Payment") to Lessor to terminate this Lease with respect to the affected Property in an amount equal to the Applicable Percentage for that Property multiplied by the aggregate Base Annual Rental and Additional Rental for the remaining Initial Term. All Condemnation Termination Payments shall be made on a regularly scheduled Base Monthly Rental payment date upon no less than 30 days prior written notice from Lessee to Lessor.

        Lessor shall have 120 days from the delivery of a Condemnation Substitution Offer satisfying the requirements of Section 55 to accept or reject that offer in its sole discretion. Lessor's failure to deliver notice of acceptance or rejection of that offer within such time period shall be deemed to constitute Lessor's acceptance of the Condemnation Substitution Offer. If the Mortgage corresponding to the affected Property is still outstanding, any rejection of the Condemnation Substitution Offer by Lessor shall not be effective unless it is consented to in writing by Lender and such written consent is delivered to Lessee within that 120-day period (Lender shall be deemed to have objected to Lessor's rejection of such Condemnation Substitution Offer if Lender does not consent to or object to Lessor's rejection of such Condemnation Substitution Offer within such 120-day period).

        H.      ACCEPTANCE OR REJECTION OF CONDEMNATION OFFER.   If Lessor
accepts the Condemnation Substitution Offer or is deemed to have accepted the Condemnation Substitution Offer or if any rejection of the Condemnation Substitution Offer by Lessor is not consented to in writing by Lender, then, within 180 days of that Material Condemnation, Lessee shall complete the substitution, subject, however, to the satisfaction of each of the applicable terms and conditions set forth in this Section 21 and Section 55. Upon such substitution (i) Lessee shall be entitled to claim and receive the net award resulting from the Material Taking, after payment of all costs and expenses incurred by Lessor and Lender in connection with such Material Taking, and
(ii) all obligations of either party under this Lease and otherwise with respect to the Property being replaced shall cease as of the closing of the substitution; provided, however, Lessee's obligations to the Indemnified Parties under any indemnification provisions of this Lease with respect to the affected Property (including, without limitation, Sections 16 and 19) and Lessee's



                                      33

obligations to pay any sums (whether payable to Lessor or a third party) accruing under this Lease with respect to the affected Property prior to the closing of the substitution shall survive the termination of this Lease with respect to the affected Property. This Lease shall, however, continue in full force and effect with respect to all other Properties.

        If Lessor rejects the Condemnation Substitution Offer and, as long as the Mortgage corresponding to the Property subject to the Condemnation Substitution Offer is still outstanding, such rejection is consented to by Lender as provided in Section 21 or if the Material Taking shall occur after the commencement of any extension options exercised pursuant to Section 27, then (i) the net award resulting from that Material Taking shall be paid to and belong to Lessor, (ii) on the next scheduled Base Monthly Rental payment date, Lessee shall pay to Lessor all Base Annual Rental, Additional Rental and other sums and obligations then due and payable under this Lease, (iii) the Base Annual Rental then in effect shall be reduced by an amount equal to the product of the Applicable Percentage for the affected Property and the Base Annual Rental then in effect, and (iv) provided Lessee shall have paid Lessor all sums described in the preceding subitem (ii), all obligations of either party hereunder with respect to the affected Property shall cease as of the next scheduled Base Monthly Rental payment date, provided, however, Lessee's obligations to Lessor with respect to the affected Property under any indemnification provisions of this Lease with respect to the affected Property (including, without limitation, Sections 16 and 19) and Lessee's obligations to pay any sums (whether payable to Lessor or a third party) accruing under this Lease with respect to the affected Property prior to such termination shall survive the termination of this Lease. This Lease shall, however, continue in full force and effect with respect to all other Properties.

        I.      TAKING TERMINATION PAYMENT.   In the event Lessee makes a
Condemnation Termination Payment within 30 days of a Material Taking, (1) Lessor shall be entitled to receive the net award resulting from such Material Taking, (2) on the next scheduled Base Monthly Rental payment date, Lessee shall pay to Lessor all Base Annual Rental, Additional Rental and other sums and obligations then due and payable under this Lease, (3) the Base Annual Rental then in effect shall be reduced by an amount equal to the product of the Applicable Percentage for the affected Property and the Base Annual Rental then in effect, and (4) provided Lessee shall have paid Lessor all sums described in the preceding subitem (2), all obligations of either party hereunder with respect to the affected Property shall cease as of the next scheduled Base Monthly Rental payment date; provided, however, Lessee's obligations to Lessor with respect to the affected Property under any indemnification provisions of this Lease with respect to the affected Property (including, without limitation, Sections 16 and 19) and Lessee's obligations to pay any sums (whether payable to Lessor or a third party) accruing under this Lease with respect to the affected Property prior to such termination shall survive the termination of this Lease. This Lease shall, however, continue in full force and effect with respect to all other Properties.

        J.      TEMPORARY TAKING.   In the event of a Taking of all or any
part of any of the Properties for a temporary use ("Temporary Taking"), this Lease shall remain in full force and effect without any reduction of Base Annual Rental, Additional Rental or any other sum payable hereunder. Except as provided below, Lessee shall be entitled to the entire award for a Temporary Taking, whether paid by damages, rent or otherwise, unless the period of occupation and use by the condemning authorities shall extend beyond the date of expiration of this Lease, in which case the award made for such Taking shall be apportioned between Lessor and Lessee



                                    34

as of the date of such expiration. At the termination of any such Temporary Taking, Lessee will, at its own cost and expense and pursuant to the terms of
Section 18 above, promptly commence and complete the restoration of the Property affected by the Temporary Taking; provided, however, Lessee shall not be required to restore the affected Property if the Lease Term shall expire prior to, or within one year after, the date of termination of the Temporary Taking, and in that event Lessor shall be entitled to recover the entire award relating to the Temporary Taking.

        K.      PARTIAL TAKING OR PARTIAL CASUALTY.   In the event of a
Taking which is not a Material Taking or a Temporary Taking ("Partial Taking") or of a Casualty which is not a Material Casualty (a "Partial Casualty"), all awards, compensation or damages shall be paid to Lessor, and Lessor shall have the option to (i) terminate this Lease with respect to the Property affected, provided that Lessor shall have obtained Lender's prior written consent, by notifying Lessee within 60 days after Lessee gives Lessor notice of the Partial Taking or Partial Casualty, or (ii) continue this Lease in effect, which election may be evidenced by either a written notice from Lessor to Lessee or Lessor's failure to notify Lessee in writing that Lessor has elected to terminate this Lease with respect to the affected Property within such 60-day period.

        Lessee shall have a period of 60 days after Lessor's notice that it has elected to terminate this Lease with respect to the affected Property during which to elect to continue this Lease with respect to the affected Property on the terms herein provided. If Lessor elects to terminate this Lease with respect to the affected Property and Lessee does not elect to continue this Lease with respect to the affected Property or shall fail during its 60-day period to notify Lessor of Lessee's intent to continue this Lease with respect to that Property, then this Lease shall terminate with respect to the affected Property as of the last day of the month during which Lessee's 60-day period expired. Lessee shall then immediately vacate and surrender the affected Property, all obligations of either party under this Lease or otherwise with respect to that Property shall cease as of the date of termination (provided, however, Lessee's obligations to the Indemnified Parties under any indemnification provisions of this Lease with respect to the affected Property (including, without limitation, Sections 16 and 19) and Lessee's obligations to pay Base Annual Rental, Additional Rental and all other sums (whether payable to Lessor or a third party) accruing under this Lease with respect to the affected Property prior to the date of termination shall survive such termination) and Lessor may retain all such awards, compensation or damages. The Lease shall continue in full force and effect with respect to all other Properties.

        If Lessor elects not to terminate this Lease with respect to the affected Property, or if Lessor elects to terminate this Lease with respect to the affected Property but Lessee elects to continue this Lease with respect to the affected Property, then this Lease shall continue in full force and effect on the following terms: (i) all Base Annual Rental, Additional Rental and other sums and obligations due under this Lease shall continue unabated, and (ii) Lessee shall promptly commence and diligently prosecute restoration of the affected Property to the same condition, as nearly as practicable, as prior to such Partial Taking or Partial Casualty as reasonably approved by Lessor. In that case, Lessor shall promptly make available in installments as restoration progresses an amount up to but not exceeding the amount of any award, compensation or damages received by Lessor after deducting all costs, fees and expenses incident to the collection thereof (the "Net Restoration Amount"), upon request of Lessee accompanied by evidence reasonably satisfactory to Lessor that such amount has been paid or is due and payable and is properly a part of such costs and that Lessee has complied with the terms



                                    35

of Section 18 above in connection with the restoration. Lessor shall be entitled to keep any portion of the Net Restoration Amount which may be in excess of the cost of restoration, and Lessee shall bear all additional costs, fees and expenses of such restoration in excess of the Net Restoration Amount. If this Lease is terminated with respect to any Property as a result of a Partial Casualty, simultaneously with such termination Lessee shall pay Lessor an amount equal to the insurance deductible applicable to such Partial Casualty.

        L.      ADJUSTMENT OF LOSSES.   Any loss under any property damage
insurance required to be maintained by Lessee shall be adjusted by Lessor and Lessee. Any award relating to a Taking shall be adjusted by Lessor or, at Lessor's election, Lessee. Notwithstanding the foregoing or any other provisions of this Section 21 to the contrary, if at the time of any Taking or any Casualty or at any time thereafter an Event of Default shall have occurred and be continuing, Lessor is hereby authorized and empowered but shall not be obligated, in the name and on behalf of Lessee and otherwise, to file and prosecute Lessee's claim, if any, for an award on account of such Taking or for insurance proceeds on account of such Casualty and to collect such award or proceeds and apply the same, after deducting all costs, fees and expenses incident to the collection thereof, to the curing of such default and any other then existing default under this Lease and/or to the payment of any amounts owed by Lessee to Lessor under this Lease, in such order, priority and proportions as Lessor in its discretion shall deem proper.

        M. PAYMENT OF COSTS AND EXPENSES. Lessee shall be solely responsible for the payment of all costs and expenses incurred in connection with the conveyance of a Property to Lessee pursuant to this Section 21, including, without limitation, to the extent applicable, the cost of title insurance, survey charges, stamp taxes, mortgage taxes, transfer fees, escrow and recording fees, taxes imposed on Lessor as a result of such conveyance, taxes imposed in connection with the transfer of a Property to Lessee or the termination of this Lease with respect to a Property pursuant to the provisions of this Section 21, Lessee's attorneys' fees and the reasonable attorneys' fees and expenses of counsel to Lessor and Lender.

        N. NO LIMITATION. Notwithstanding the foregoing, nothing in this Section 21 shall be construed as limiting or otherwise adversely affecting the representations, warranties, covenants and characterizations set forth in Lease, including, without limitation, those provisions set forth in Section 3 of this Lease.

        22. INSPECTION. Lessor and its authorized representatives shall have the right, upon giving not less than five Business Days' prior written notice to Lessee (except that in the event of an emergency no such prior notice shall be required), to enter any of the Properties or any part thereof at reasonable times and inspect the same and make photographic or other evidence concerning Lessee's compliance with the terms of this Lease. Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee's business, any loss of occupancy or quiet enjoyment of any of the Properties and any other loss occasioned by such entry so long as Lessor shall have used reasonable efforts not to unreasonably interrupt
Lessee's normal business operations.   Lessor hereby covenants and agrees to
indemnify, defend and hold Lessee harmless from and against any and all losses, liabilities, damages, costs, expenses, suits, judgments and claims arising from injury or damage during the Lease Term to person or property caused by the act or acts, omissions or commissions of Lessor or any of its authorized representatives with respect to, or growing out of, any actions of Lessor pursuant to this Section



                                     36

22 (except to the extent of Lessee's gross negligence or willful misconduct; provided, however, that the term "gross negligence" shall not include gross negligence imputed as a matter of law to Lessor solely by reason of the Lessor's interest in any of the Properties or Lessor's failure to act in respect of matters which are or were the obligation of Lessee under this Lease). Lessee shall keep and maintain at the Properties or Lessee's corporate headquarters full, complete and appropriate books of account and records of Lessee's business relating to the Properties. Lessee's books and records shall be open at all reasonable times during regular business hours for inspection by Lessor, Lender and their respective auditors or other authorized representatives and shall show such information as is reasonably necessary to determine compliance with Lessee's obligations under this Lease.

        23. DEFAULT, REMEDIES AND MEASURE OF DAMAGES. A. Each of the following shall be an event of default under this Lease (each, an "Event of Default"):

                (i) If any representation or warranty of Lessee set forth in this Lease is false in any respect as of the Effective Date, or if Lessee knowingly renders any statement or account which is false as and when made in any manner which could reasonably be expected to result in damages to Lessor;

                (ii) If any rent or other monetary sum due under this Lease is not paid within 5 Business Days from the date when due; provided, however, notwithstanding the occurrence of such an Event of Default, Lessor shall not be entitled to exercise its remedies set forth below unless and until Lessor shall have given Lessee written notice thereof and a period of 5 Business Days from the delivery of such written notice shall have elapsed without such Event of Default being cured;

                (iii) If Lessee fails to pay, prior to delinquency, any taxes, assessments or other charges, the failure of which to pay will result in the imposition of a lien against any of the Properties or the rental or other payments due under this Lease or a claim against Lessor, unless Lessee is contesting such taxes, assessments or other charges in accordance with the provisions of Section 10 of this Lease; provided, however, notwithstanding the occurrence of such an Event of Default, Lessor shall not be entitled to exercise its remedies set forth below unless and until Lessor shall have given Lessee written notice thereof and a period of 5 Business Days from the delivery of such written notice shall have elapsed without such Event of Default being cured;

                (iv) If Lessee or Guarantor becomes insolvent within the meaning of the Code, files or notifies Lessor that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, hereinafter, an "Action"), becomes the subject of either a petition under the Code or an Action which is not dissolved within 90 days after filing, or is not generally paying its undisputed debts as the same become due;

                (v) If Lessee vacates or abandons any of the Properties other than in accordance with the provisions of Section 15 of this Lease;



                                     37

                (vi) If Lessee fails to observe or perform any of the other covenants (except with respect to a breach of the Aggregate Fixed Charge Coverage Ratio, which breach is addressed in subitem
        (ix) below), conditions or obligations of this Lease; provided, however, if any such failure does not involve the payment of any monetary sum, is not willful or intentional, does not place any rights or property of Lessor in immediate jeopardy, and is within the reasonable power of Lessee to promptly cure after receipt of written notice thereof, then such failure shall not constitute an Event of Default hereunder, except as otherwise expressly provided herein, unless and until Lessor shall have given Lessee written notice thereof and a period of 30 days shall have elapsed, during which period Lessee may correct or cure such failure, and upon Lessee's failure to complete such correction or cure, an Event of Default shall be deemed to have occurred hereunder without further written notice or demand of any kind being required. If such failure cannot reasonably be corrected or cured within such 30-day period, and Lessee is diligently pursuing a correction or cure of such failure, then Lessee shall have a reasonable period to correct or cure such failure beyond such 30-day period, which shall in no event exceed 90 days after receiving written notice of such failure from Lessor. If Lessee shall fail to correct or cure such failure within such 90-day period, an Event of Default shall be deemed to have occurred hereunder without further written notice or demand of any kind being required;

                (vii) If there is an "Event of Default" or a breach or default, after the passage of all applicable notice and cure or grace periods, under any other Sale-Leaseback Document, including, without limitation, the Guaranty;

                (viii) If a final, nonappealable judgment is rendered by a court against Lessee in an amount of $25,000,000.00 or more (which is not covered by insurance) individually or in the aggregate or which prevents the operation of any of the Properties as a Permitted Facility, and in either event is not discharged (or provision made for such discharge by settlement or otherwise; provided, however, any such settlement must not prevent the operation of any of the Properties as a Permitted Facility and Lessee's failure to perform the terms of such settlement must not prevent the operation of any of the Properties as a Permitted Facility) or bonded over within 60 days from the date of entry thereof;

                (ix) If there is a breach of the Aggregate Fixed Charge Coverage Ratio requirement and Lessor shall have given Lessee written notice thereof; provided, however, Lessee shall have the option, but not the obligation, to cure such breach by completing either of the following within a period of 30 days from the delivery of such written notice:

                         (1) prepay Aggregate Base Monthly Rental in an amount (the "Prepayment Amount") equal to the product of (x) the Aggregate Purchase Price multiplied by (y) a fraction, the numerator of which is the Rent Adjustment Amount and the denominator is the Aggregate Base Annual Rental then in effect. In the event that Lessee shall elect to prepay the Aggregate Base Monthly Rental in an amount equal to the Prepayment Amount, then the Aggregate Base Monthly Rental commencing on the next scheduled payment date following such prepayment shall be reduced in an amount equal to the Rent Adjustment Amount divided by 12, which reduction shall be allocated toward the Base Annual Rental



                                   38

                and the Related Base Annual Rental based on the ratio of the Purchase Price or Related Purchase Price, as applicable, to the Aggregate Purchase Price; or

                         (2) deliver to Lessor a letter of credit in favor of Lessor (or, at Lessor's written direction, in favor of, or as designated by, Lender) in the form attached to this Lease as Exhibit C issued by an Approved Institution (the "Letter of Credit") in an amount equal to the lesser of
                (x) the Prepayment Amount and (y) an amount equal to the product of (aa) the Rent Adjustment Amount divided by 12 and
                (bb) the number of months remaining in the Initial Term (excluding any free rent period); provided, however, Lessee may not provide a Letter of Credit to cure a breach of the Aggregate Fixed Charge Coverage Ratio requirement if the aggregate amount of all Letters of Credit delivered to
                Lessor exceeds the Aggregate Base Annual Rental.    Such
                Letter of Credit shall be maintained in effect until the cure of the breach of the Aggregate Fixed Charge Coverage Ratio which was the basis for the Letter of Credit being provided. If (x) an Event of Default shall have occurred and be continuing, Lessor shall have the right to present such Letter of Credit for payment and apply such proceeds toward the Aggregate Base Annual Rental then due and payable under this Lease, and (y) if a substitute or replacement Letter of Credit issued by an Approved Institution for such Letter of Credit in the amount of such Letter of Credit is not provided to Lessor at least 30 days prior to the scheduled expiration date of such Letter of Credit, Lessor shall have the right to present such Letter of Credit for payment at any time within such 30 day period and the proceeds of such Letter of Credit shall be held by Lessor as security for the payment of the Aggregate Base Annual Rental due and payable under this Lease and the Related Lease. The Letter of Credit shall provide that Lessor can only present the Letter of Credit for payment as contemplated by the preceding subitems (x) and (y) and the corresponding subitems of Section 23.A(ix)(2) of the Related Lease. Upon Lessee's cure of the Aggregate Fixed Charge Coverage Ratio breach which was the basis for such Letter of Credit being provided, Lessor shall release the Letter of Credit to the Approved Institution or, if Lessor is holding the proceeds of such Letter of Credit, deliver such proceeds to Lessee. To the extent the proceeds of such Letter of Credit are applied toward the Aggregate Base Annual Rental as contemplated in this subitem (2), such proceeds shall be allocated toward the Base Annual Rental and the Related Base Annual Rental based on the ratio of the Purchase Price or Related Purchase Price, as applicable, to the Aggregate Purchase Price.

                         At Lessor's written direction, Lessee agrees to
                cause the Approved Institution to issue two Letters of Credit in favor of, or as designated by, Lender instead of a single Letter of Credit as contemplated by the preceding paragraph provided that the aggregate amount of the two Letters of Credit does not exceed the amount of the single Letter of Credit. Subsequent to the issuance of such Letters of Credit, all references in this subitem (2) to a Letter of Credit shall mean both Letters of Credit.

                Notwithstanding the foregoing, if, within a 30 day period after the delivery of Lessor's written notice to Lessee of Lessee's breach of the Aggregate Fixed Charge Coverage Ratio requirement, Lessee provides evidence satisfactory to Lessor that the



                                   39

        Aggregate Fixed Charge Coverage Ratio is at least 1.25:1 for the twelve calendar month period immediately preceding the delivery to Lessor of such evidence, no Event of Default shall be deemed to have occurred as a result of such breach of the Aggregate Fixed Charge Coverage Ratio requirement.

                (x) If Lessee shall fail to sign any instrument or certificate in accordance with the provisions of Sections 24 or 25 of this Lease and such failure shall not be cured within 5 Business Days following written notice from Lessor.

                (xi) If Lessee shall fail to maintain insurance in accordance with the requirements of Section 12 and such failure continues for 5 Business days following written notice from Lessor.

        B. Upon the occurrence of an Event of Default, with or without notice or demand, except the notice prior to default required under certain circumstances by Section 23.A or such other notice as may be required by statute and cannot be waived by Lessee (all other notices being hereby waived), Lessor shall be entitled to exercise, at its option, concurrently, successively, or in any combination, all remedies available at law or in equity, including without limitation, any one or more of the following:

                (i) To terminate this Lease, whereupon Lessee's right to possession of the Properties shall cease and this Lease, except as to Lessee's liability, shall be terminated.

                (ii) To reenter and take possession of any or all of the Properties and, to the extent permissible, all licenses, permits and other rights or privileges of Lessee pertaining to the use and operation of any or all of the Properties and to expel Lessee and those claiming under or through Lessee, without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom, without resort to legal or judicial process, procedure or action. No notice from Lessor hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Lessor to terminate this Lease unless such notice specifically so states. If Lessee shall, after default, voluntarily give up possession of any of the Properties to Lessor, deliver to Lessor or its agents the keys to any of the Properties, or both, such actions shall be deemed to be in compliance with Lessor's rights and the acceptance thereof by Lessor or its agents shall not be deemed to constitute a termination of this Lease. Lessor reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate as specified in said notice.

                (iii) If Lessee has not removed the Personalty within 20 Business Days after written notice from Lessor to Lessee and repaired all damage to the Properties caused by such removal, Lessor shall have the immediate right to seize all Personalty located on or at any or all of the Properties and cause the same to be stored in a public warehouse or elsewhere at Lessee's sole expense, without becoming liable for any loss or damage resulting therefrom and without resorting to legal or judicial process, procedure or action.

                (iv) To bring an action against Lessee for any damages sustained by Lessor.



                                   40

                (v) To relet any or all of the Properties or any part thereof for such term or terms (including a term which extends beyond the original Lease Term), at such rentals and upon such other terms as Lessor, in its sole discretion, may determine, with all proceeds received from such reletting being applied to the rental and other sums due from Lessee in such order as Lessor may, in its sole discretion, determine, which other sums include, without limitation, all repossession costs, brokerage commissions, reasonable attorneys' fees and expenses, employee expenses, alteration, remodeling and repair costs and expenses of preparing for such reletting. Except to the extent required by applicable law, Lessor shall have no obligation to relet any of the Properties or any part thereof and shall in no event be liable for refusal or failure to relet any of the Properties or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting, and no such refusal or failure shall operate to relieve Lessee of any liability under this Lease or otherwise to affect any such liability. Lessor reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate as specified in said notice.

                (vi) (x) To recover from Lessee all rent and other monetary sums then due and owing under this Lease; and (y) to accelerate and recover from Lessee the present value (discounted at the rate of 6% per annum) of all rent and other monetary sums scheduled to become due and owing under this Lease after the date of such breach for the entire original scheduled Lease Term; provided, however, in no event shall such recovery be less than the sum of (i) the product of the percentage specified on Schedule III attached hereto which corresponds to the month in which such Event of Default first occurred multiplied by the sum of Lessor's Total Investment for all of the Properties which are then subject to this Lease plus (ii) the sum of the Prepayment Charges corresponding to all of the Properties which are then subject to this Lease.

                (vii) To recover from Lessee all reasonable costs and expenses, including reasonable attorneys' fees, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, paid or incurred by Lessor as a result of such breach, regardless of whether or not legal proceedings are actually commenced.

                (viii) To immediately or at any time thereafter, and with or without notice, at Lessor's sole option but without any obligation to do so, correct such breach or default and charge Lessee all costs and expenses incurred by Lessor therein. Any sum or sums so paid by Lessor, together with interest at the Default Rate, shall be deemed to be Additional Rental hereunder and shall be immediately due from Lessee to Lessor. Any such acts by Lessor in correcting Lessee's breaches or defaults hereunder shall not be deemed to cure said breaches or defaults or constitute any waiver of Lessor's right to exercise any or all remedies set forth herein.

                (ix) To immediately or at any time thereafter, and with or without notice, except as required herein, set off any money of Lessee held by Lessor under this Lease against any sum owing by Lessee or Guarantor hereunder.



                                      41

                (x) To seek any equitable relief available to Lessor, including, without limitation, the right of specific performance.

        All powers and remedies given by this Section 23.B to Lessor, subject to applicable law, shall be cumulative and not exclusive of one another or of any other right or remedy or of any other powers and remedies available to Lessor under this Lease, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements of Lessee contained in this Lease, and no delay or omission of Lessor to exercise any right or power accruing upon the occurrence of any Event of Default shall impair any other or subsequent Event of Default or impair any rights or remedies consequent thereto. Every power and remedy given by this Section 23.B or by law to Lessor may be exercised from time to time, and as often as may be deemed expedient, by Lessor, subject at all times to Lessor's right in its sole judgment to discontinue any work commenced by Lessor or change any course of action undertaken by Lessor.

        If Lessee shall fail to observe or perform any of its obligations under this Lease or in the event of an emergency, then, without waiving any Event of Default which may result from such failure or emergency, Lessor may, but without any obligation to do so, take all actions, including, without limitation, entry upon any or all of the Properties to perform Lessee's obligations, immediately and without notice in the case of an emergency and upon five Business Days' prior written notice to Lessee in all other cases. All expenses incurred by Lessor in connection with performing such obligations, including, without limitation, reasonable attorneys' fees and expenses, together with interest at the Default Rate from the date any such expenses were incurred by Lessor until the date of payment by Lessee, shall constitute Additional Rental and shall be paid by Lessee to Lessor upon demand.

        24. LIENS; MORTGAGES, SUBORDINATION, NONDISTURBANCE AND ATTORNMENT. Lessor's interest in this Lease and/or any of the Properties shall not be subordinate to any liens or encumbrances placed upon any of the Properties by or resulting from any act of Lessee, and nothing herein contained shall be construed to require such subordination by Lessor. Lessee shall keep the Properties free from any liens for work performed, materials furnished or obligations incurred by Lessee. NOTICE IS HEREBY GIVEN THAT, EXCEPT AS OTHERWISE CONSENTED TO BY LESSOR PURSUANT TO SECTION 26, LESSEE IS NOT AUTHORIZED TO PLACE OR ALLOW TO BE PLACED ANY LIEN, MORTGAGE, DEED OF TRUST, SECURITY INTEREST OR ENCUMBRANCE OF ANY KIND UPON ALL OR ANY PART OF ANY OF THE PROPERTIES OR LESSEE'S LEASEHOLD INTEREST THEREIN, AND ANY SUCH PURPORTED TRANSACTION WHICH IS NOT APPROVED BY LESSOR SHALL BE VOID. FURTHERMORE, ANY SUCH PURPORTED TRANSACTION SHALL BE DEEMED A TORTIOUS INTERFERENCE WITH LESSOR'S RELATIONSHIP WITH LESSEE AND LESSOR'S OWNERSHIP OF THE PROPERTIES.

        This Lease at all times shall automatically be subordinate to the Mortgages and to the lien of any and all mortgages, deeds of trust, deeds to secure debt and trust deeds now or hereafter placed upon any of the Properties by Lessor, and Lessee covenants and agrees to execute and deliver, upon demand, such further instruments subordinating this Lease to the lien of the Mortgages and any or all such mortgages, deeds of trust, deeds to secure debt or trust deeds as shall be desired by Lessor, or any present or proposed mortgagees or lenders under deeds of trust, deeds to secure debt or trust deeds, upon the condition that (a) Lessee shall have the right to



                                  42

remain in possession of the Properties under the terms of this Lease, notwithstanding any default in the Mortgages or any or all such mortgages, deeds of trust, deeds to secure debt or trust deeds or after foreclosure of any or all such Mortgages, mortgages, deeds of trust, deeds to secure debt or trust deeds, so long as an Event of Default shall not have occurred and be continuing and (b) the holders of the Mortgages and any and all mortgages, deeds of trust, deeds to secure debt and trust deeds now or hereafter placed upon any of the Properties by Lessor execute an agreement substantially in the form attached to this Lease as Exhibit D, but with such modifications as may be reasonably required consistent with then customary lending practices, in recordable form wherein the holder(s) of said indebtedness agree not to disturb Lessee's possession, deprive Lessee of any rights or increase Lessee's obligations under this Lease ("Non-Disturbance and Attornment Agreement"). The Non-Disturbance and Attornment Agreement shall provide that the mortgagee, beneficiary or trustee named in such mortgage, deed of trust, deed to secure debt or trust deed shall, subject to the terms of this Section 24, recognize this Lease and acknowledge that, so long as an Event of Default shall not have occurred and be continuing, a foreclosure or acceptance of a deed in lieu of foreclosure or the exercise of any other rights under such mortgage, deed of trust, deed to secure debt or trust deed shall not extinguish or otherwise diminish or disturb the rights of Lessee as set forth in this Lease. Lessee acknowledges and agrees that the execution and delivery by Lender of the Acknowledgement satisfies the obligation of Lessor to deliver a Non-Disturbance and Attornment Agreement with respect to the obligations of Lessor to Lender under the Mortgages encumbering the Properties executed as of the date of this Lease.

        If any mortgagee, receiver, Lender or other secured party elects to have this Lease and the interest of Lessee hereunder be superior to any of the Mortgages or any such mortgage, deed of trust, deed to secure debt or trust deed and evidences such election by notice given to Lessee, then this Lease and the interest of Lessee hereunder shall be deemed superior to any such Mortgage, mortgage, deed of trust, deed to secure debt or trust deed, whether this Lease was executed before or after such Mortgage, mortgage, deed of trust, deed to secure debt or trust deed and in that event such mortgagee, receiver, Lender or other secured party shall have the same rights with respect to this Lease as if it had been executed and delivered prior to the execution and delivery of such Mortgage, mortgage, deed of trust, deed to secure debt or trust deed and had been assigned to such mortgagee, receiver, Lender or other secured party.

        Although the foregoing provisions shall be self-operative and no future instrument of subordination shall be required, upon request by Lessor, Lessee shall execute and deliver whatever instruments may be reasonably required for such purposes.

        Lessee shall send written notice to any Lender of Lessor having a recorded lien upon any of the Properties or any part thereof of which Lessee has been notified in writing of any breach or default by Lessor of any of its obligations under this Lease concurrently with the sending of such notice to Lessor, and Lessee shall give such Lender at least 60 days beyond any notice period to which Lessor might be entitled to cure such default before Lessee may exercise any remedy with respect thereto.

        25. ESTOPPEL CERTIFICATE. At any time, but not more often than twice every 12 months, Lessee shall, promptly and in no event later than 10 days after a request from Lessor or Lender, execute, acknowledge and deliver to Lessor or Lender a certificate in the form supplied



                                    43

by Lessor, Lender or any present or proposed mortgagee or purchaser designated by Lessor, certifying the following: (i) that Lessee has accepted the Properties (or, if Lessee has not done so, that Lessee has not accepted the Properties, and specifying the reasons therefor); (ii) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or, if this Lease is not in full force and effect, the certificate shall so specify the reasons therefor; (iii) the commencement and expiration dates of the Lease Term, including the terms of any extension options of Lessee; (iv) the date to which the rentals have been paid under this Lease and the amount thereof then payable; (v) whether there are then any existing defaults by Lessor in the performance of its obligations under this Lease, and, if there are any such defaults, specifying the nature and extent thereof; (vi) that no notice has been received by Lessee of any default under this Lease which has not been cured, except as to defaults specified in the certificate; (vii) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Lessee; (viii) that neither Lessor nor Lender has actual involvement in the management or control of decision making related to the operational aspects or the day-to-day operations of the Properties; and (ix) any other information reasonably requested by Lessor or Lender consistent with then customary leasing or lending practices.

        26. ASSIGNMENT; SUBLETTING. A. Lessor shall have the right to sell or convey all, but not less than all, of the Properties or to assign its right, title and interest as Lessor under this Lease in whole, but not in part. In the event of any such sale or assignment other than a security assignment, provided Lessee receives written notice that such purchaser or assignee has assumed all of Lessor's obligations under this Lease, Lessee shall attorn to such purchaser or assignee and Lessor shall be relieved, from and after the date of such transfer or conveyance, of liability for the performance of any obligation of Lessor contained herein, except for obligations or liabilities accrued prior to such assignment or sale.

        B. Lessee acknowledges that Lessor has relied both on the business experience and creditworthiness of Lessee and upon the particular purposes for which Lessee intends to use the Properties in entering into this Lease. Without the prior written consent of Lessor, and except as expressly set forth in this Section 26.B: (i) Lessee shall not assign, transfer, convey, pledge or mortgage this Lease or any interest therein, whether by operation of law or otherwise; (ii) no interest in Lessee shall be assigned, transferred, conveyed, pledged or mortgaged, whether by operation of law or otherwise, including, without limitation, a dissolution of Lessee or a transfer of any of the voting stock of Lessee; and (iii) Lessee shall not sublet all or any part of any of the Properties except as set forth in
Section 26.C. It is expressly agreed that Lessor may withhold or condition such consent based upon such matters as Lessor may in its reasonable discretion determine, including, without limitation, the experience and creditworthiness of any assignee, the assumption by any assignee of all of Lessee's obligations hereunder by undertakings enforceable by Lessor, payment to Lessor of any rentals owing under a sublease which are in excess of the rentals owing hereunder, the transfer to any assignee of all necessary licenses and franchises to continue operating the Properties for the purposes herein provided, receipt of such representations and warranties from any assignee as Lessor may reasonably request, including such matters as its organization, existence, good standing and finances and other matters, whether or not similar in kind. At the time of any assignment of this Lease which is approved by Lessor, the assignee shall assume all of the obligations of Lessee under this Lease pursuant to Lessor's standard form of assumption agreement. No such assignment nor any subletting of any of the Properties shall relieve Lessee of its obligations respecting this Lease. Any assignment, transfer, conveyance, pledge or mortgage in violation of



                                    44

this Section 26.B shall be voidable at the sole option of Lessor. Notwithstanding the foregoing, but subject to the conditions set forth in the following sentence, the prior written consent of Lessor shall not be required for the assignment by Lessee of this Lease to an Affiliate of Lessee, or the transfer of the voting stock of Lessee by Guarantor to an Affiliate of Lessee in a single transaction or a series of transactions, provided that in either event such Affiliate is a corporation, partnership or limited liability company whose voting stock, partnership interests or membership interests, as applicable, are owned entirely, directly or indirectly, by Guarantor. Lessee's right to complete an assignment or transfer contemplated by the preceding sentence shall be subject to the satisfaction of the following conditions precedent at the time of the proposed assignment or transfer:

                (1) no Event of Default shall have occurred and be continuing;

                (2) Lessee shall provide Lessor with written notice of such proposed assignment or transfer at least 30 days prior to the anticipated date of such assignment or transfer;

                (3) Lessee, such Affiliate and Guarantor shall execute such documents, take such actions and deliver such opinions of counsel and other evidence of authority as Lessor may reasonably require to evidence the obligations of Lessee and, to the extent applicable, such Affiliate, as lessee, under this Lease and Guarantor under the Guaranty notwithstanding the completion of such assignment or transfer; and

                (4) Lessee shall be solely responsible for the payment of all costs and expenses incurred in connection with any such assignment or transfer, including, without limitation, the reasonable attorneys' fees and expenses of Lessor and Lender.

        C. Without otherwise limiting any of the terms and conditions of this Section or Section 24 of this Lease, (i) Lessee shall have the right to transfer any of its assets to an Affiliate of Lessee, other than its leasehold interests in the Properties and any other assets used in connection with or related to the operation of the Properties, and (ii) the voting stock, partnership interests or membership interests, as applicable, of such Affiliate may be pledged to a third-party financial institution as security for the performance of obligations due such institution, subject to the satisfaction of the following conditions: (x) no Event of Default shall have occurred and be continuing, (y) such Affiliate is a corporation, partnership or limited liability company whose voting stock, partnership interests or membership interests, as applicable, are owned entirely, directly or indirectly, by Guarantor, and (z) such Affiliate shall have executed and delivered to Lessor an unconditional guaranty of payment and performance with respect to the obligations of Lessee under this Lease, which unconditional guaranty shall be substantially in the form of the Guaranty.

        D. Notwithstanding the foregoing, but subject to the conditions set forth in the following sentence, Lessee shall have the right to sublease:
(i) any of the Properties to a wholly-owned subsidiary or Affiliate of Lessee, plus (ii) an aggregate of four of the Properties at any time (in addition to the Properties subleased pursuant to the preceding item (i)) without the consent of Lessor or Lender. Lessee's right to sublease the Properties as contemplated by the preceding sentence shall be subject to the following conditions:

                (1) no Event of Default shall have occurred and be continuing;



                                   45

                (2) any such sublease shall be subordinate to this Lease and Lessee shall remain liable under this Lease notwithstanding such sublease; and

                (3) the Properties subject to such subleases shall be used as Permitted Facilities and shall otherwise be operated and maintained in accordance with the terms and conditions of this Lease.

Within 10 Business Days after the execution of each such sublease, Lessee shall provide Lessor with a notice of such sublease and a photocopy of the fully executed sublease.

        27. OPTION TO EXTEND; NEW LEASE. A. Lessor and Lessee acknowledge and agree that the Lease Term, including any term extensions provided for in this Lease, is less than 90% of the expected remaining economic life of each of the Properties. Lessee, provided no Event of Default has occurred and is continuing at the time of exercise or at the expiration of the Lease Term or, if applicable, the preceding extension of the Lease Term, shall have the option to continue this Lease in effect for one initial additional period of 10 years and 2 successive periods of 5 years each in accordance with the terms and provisions of this Lease then in effect, except that the Base Annual Rental during each extension period shall be an amount set forth on the attached Exhibit B. Lessor and Lessee agree that the Base Annual Rental during each extension period represents the then fair market rental value of the Properties.

        Lessee may only exercise the first extension option by giving notice to Lessor of Lessee's intention to do so not later than July 31, 2019. If the first extension option is exercised by Lessee, Lessee may only exercise the second extension option by giving notice to Lessor of Lessee's intention to do so not later than October 31, 2030. If the first two extension options are exercised, Lessee may only exercise the third extension option by giving notice to Lessor of Lessee's intention to do so not later than October 31, 2035.

        B. In addition, provided no Event of Default shall have occurred and be continuing, Lessee shall also have the right, by notice delivered to Lessor not later than July 31, 2019, to enter into a new master lease with Lessor, to commence at the end of the Initial Term, for not less than 13 of the Properties. In the event Lessee elects to enter into such new master lease, the Base Annual Rental under such new master lease shall equal the product of (i) the aggregate Applicable Percentage for the Properties included within such new master lease multiplied by the Purchase Price, and
(ii) the "Rent Factor" set forth on the attached Exhibit B. Such new master lease shall be for a 10 year primary term, have two (2) five-year renewal options and otherwise be on the same terms and conditions as this Lease. Lessee shall be solely responsible for the payment of all costs and expenses incurred in connection with the execution of such new master lease, including, without limitation, Lessee's attorneys' fees and reasonable attorneys' fees and expenses of counsel to Lessor and Lender.

        28. NOTICES. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Lease shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) the next Business Day after transmission, if delivered by facsimile, (c) the next Business Day, if delivered by express overnight delivery service, or (d) the



                                    46

fifth Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

        If to Lessee:            Cracker Barrel Old Country Store, Inc.
                                 305 Hartmann Drive
                                 P.O. Box 787
                                 Lebanon, TN 37088-0787
                                 Attention: Chief Financial Officer
                                 Telephone:      (615) 443-9574
                                 Facsimile:      (615) 443-9818

        With a copy to:          General Counsel
                                 Cracker Barrel Old Country Store, Inc.
                                 305 Hartmann Drive
                                 P.O. Box 787
                                 Lebanon, TN 37088-0787
                                 Telephone:      (615) 443-9180
                                 Facsimile:      (615) 443-9818

        With a copy to Guarantor:CBRL Group, Inc.
                                 Attention: General Counsel
                                 305 Hartmann Drive
                                 P.O. Box 787
                                 Lebanon, TN 37088-0787
                                 Telephone:      (615) 443-9180
                                 Facsimile:      (615) 443-9818

        If to Lessor:            Country Stores Property I, LLC
                                 c/o U.S. Realty Advisors LLC
                                 1370 Avenue of the Americas
                                 New York, NY 10019
                                 Attention:      Mr. David M. Ledy
                                 Telephone:      (212) 581-4540
                                 Facsimile:      (212) 581-4950

        With a copy to:          Proskauer Rose LLP
                                 1585 Broadway
                                 New York, NY 10036
                                 Attention:      Kenneth S. Hilton, Esq.
                                 Telephone:      (212) 969-3000
                                 Facsimile:      (212) 969-2900

or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above. No such notices, consents, approvals or other communications shall be valid unless Lender receives a duplicate original thereof at the following address:



                                    47

                                 Dennis L. Ruben, Esq.
                                 Executive Vice President, General Counsel
                                 and Secretary
                                 FFCA Acquisition Corporation
                                 17207 North Perimeter Drive
                                 Scottsdale, AZ 85255
                                 Telephone:      (480) 585-4500
                                 Telecopy:       (480) 585-2226

or to such other address or such other person as Lender may from time to time specify to Lessor and Lessee in a notice delivered in the manner provided above.

        29. HOLDING OVER. If Lessee remains in possession of any of the Properties after the expiration of the Lease Term, Lessee, at Lessor's option and within Lessor's sole discretion, may be deemed a tenant on a month-to-month basis and shall continue to pay rentals and other sums in the amounts herein provided, except that the Base Monthly Rental shall be automatically doubled, and to comply with all the terms of this Lease; provided, however, nothing herein nor the acceptance of rent by Lessor shall be deemed a consent to such holding over. Lessee shall defend, indemnify, protect and hold the Indemnified Parties harmless from and against any and all Losses resulting from Lessee's failure to surrender possession upon the expiration of the Lease Term, including, without limitation, any claims made by any succeeding lessee. The terms of this Section 29 shall survive the expiration of the Lease Term.

        30. REMOVAL OF PERSONALTY. At the expiration of the Lease Term, and if Lessee is not then in breach hereof, Lessee may remove all Personalty from the Properties. Lessee shall repair any damage caused by such removal and shall leave the Properties broom clean and in good and working condition and repair inside and out, except for normal wear and tear and any Casualty and any Taking for which the terms of this Lease do not require Lessee to restore. Any property of Lessee left on the Properties on the 10th Business Day following the expiration of the Lease Term shall automatically and immediately become the property of Lessor. At the expiration of the Lease
Term, and if Lessee is not then in breach of this Lease, Lessor agrees that Lessee, at Lessee's sole expense, may, within nine Business Days after such expiration, make such modifications and alterations, including removal of all distinctive physical and structural features associated with the trade dress of Cracker Barrel Old Country Store(R) units, Logan's Roadhouse(R) units and Carmine Giardini's Gourmet Market(TM) units, as may be necessary to distinguish the Property so clearly from its former appearance and from other Cracker Barrel Old Country Store(R) units, Logan's Roadhouse(R) units and Carmine Giardini's Gourmet Market(TM), as to prevent any possibility that the public will associate the Property with Cracker Barrel Old Country Store(R) units, Logan's Roadhouse(R) units and Carmine Giardini's Gourmet Market(TM) units, and any confusion created by such association. (Such modifications and alterations shall include, but not be limited to, removing or covering the distinctive decor and color scheme on all walls, counters, fixtures and furnishings, as well as the exterior of the Property.).

        31.     FINANCIAL STATEMENTS.  (a)       Lessee shall provide Lessor
with copies of each Quarterly Report on Form 10-Q, Annual Report on Form 10-K and Current Report on Form 8-K of Guarantor, promptly and in any event within 5 Business Days after the filing of such reports (if any) with the United States Securities and Exchange Commission. If Guarantor ceases to be



                                     48

required to file such reports, or if for any other reason such reports are not filed, with the United States Securities and Exchange Commission, Lessee shall provide Lessor the following reports: (i) within 60 days after the end of each of the first 3 fiscal quarters of each fiscal year of Guarantor, copies of the unaudited consolidated balance sheets of Guarantor and its consolidated subsidiaries as at the end of the fiscal quarter of Guarantor and the related unaudited statements of earnings and cash flows, in each case for the fiscal quarter and for the period from the beginning of such fiscal year through the end of such fiscal quarter of Guarantor, prepared in accordance with GAAP throughout the periods reflected therein and certified (subject to year end adjustments and the omission of footnotes) by the chief financial officer or chief accounting officer of Guarantor, and (ii) as soon as possible and in any event within 120 days after the end of each fiscal year of Guarantor, a copy of the audited consolidated balance sheet of Guarantor and its consolidated subsidiaries as at the end of that fiscal year and the related statements of earnings, stockholders' equity and cash flows of Guarantor and its consolidated subsidiaries for that fiscal year, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year of Guarantor and prepared in accordance with GAAP throughout the periods reflected therein, certified by a firm of independent certified public accountants selected by Guarantor. In the event that Lessee's property and business at the Properties is ordinarily consolidated with other business for financial statement purposes, separate non-GAAP statements shall be prepared showing the sales, profits and losses, assets and liabilities pertaining to each of the Properties with the basis for allocation of overhead or other charges being clearly set forth.

        (b) Within 60 days after the end of each of the first 3 fiscal quarters of each year of Lessee and within 120 days after the end of each fiscal year of Lessee, Lessee shall deliver to Lessor and Lender a Store Income Statement for each of the Properties.

        32. FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, acts of God, enemy or hostile governmental action, civil commotion, fire or other casualty beyond the control of the party obligated to perform shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to rental and other monies to be paid by Lessee pursuant to this Lease and any indemnification obligations imposed upon Lessee under this Lease.

        33. TIME IS OF THE ESSENCE. Time is of the essence with respect to each and every provision of this Lease in which time is a factor.

        34. LIABILITY LIMITATION. (a) Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that (i) there shall be absolutely no personal liability on the part of Lessor, its successors or assigns and the trustees, members, partners, shareholders, officers, directors, employees and agents of Lessor and its successors or assigns, to Lessee with respect to any of the terms, covenants and conditions of this Lease, (ii) Lessee waives all claims, demands and causes of action against the trustees, members, partners, shareholders, officers, directors, employees and agents of Lessor and its successors or assigns in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, and
(iii) Lessee shall look solely to the Properties for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of



                                    49

the terms, covenants and conditions of this Lease to be performed by Lessor, or any other matter in connection with this Lease or the Properties, such exculpation of liability to be absolute and without any exception whatsoever.

        (b) Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessee, that, except as set forth in this subsection below, (i) there shall be absolutely no personal liability on the part of the shareholders who are individuals, officers, directors, employees and agents of Lessee and its successors or assigns with respect to any of the terms, covenants and conditions of this Lease, and (ii) Lessor waives all claims, demands and causes of action against the shareholders who are individuals, officers, directors, employees and agents of Lessee and its successors or assigns in the event of any breach by Lessee of any of the terms, covenants and conditions of this Lease to be performed by Lessee, such exculpation of liability to be absolute and without any exception whatsoever, except that such waiver and exculpation shall not
(1) limit any obligation of Guarantor under the Guaranty, and (2) extend to Losses incurred by any of the Indemnified Parties as a result of fraud or intentional misrepresentations by any of the shareholders, officers, directors, employees and agents of Lessee and its successors and assigns, or limit the ability of the Indemnified Parties to seek recovery from such shareholders, officers, directors, employees and agents of Lessee and its successors and assigns as a result of such fraud or intentional 3misrepresentation.

        35. CONSENT OF LESSOR. (a) Except as specified otherwise in specific Sections of this Lease, Lessor's consent to any request of Lessee may be conditioned or withheld in Lessor's sole discretion. Lessor shall have no liability for damages resulting from Lessor's failure to give any consent, approval or instruction reserved to Lessor, Lessee's sole remedy in any such event being an action for injunctive relief.

        (b) It is understood and agreed that to the extent Lessor is required to obtain the consent, approval, agreement or waiver of Lender with respect to a matter for which Lessor's approval has been requested under this Lease, Lessor shall in no event be deemed to have unreasonably withheld Lessor's consent, approval, agreement or waiver thereof if Lender shall not have given its approval if required.

        36. WAIVER AND AMENDMENT. No provision of this Lease shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion. No acceptance by Lessor of an amount less than the monthly rent and other payments stipulated to be due under this Lease shall be deemed to be other than a payment on account of the earliest such rent or other payments then due or in arrears nor shall any endorsement or statement on any check or letter accompanying any such payment be deemed a waiver of Lessor's right to collect any unpaid amounts or an accord and satisfaction.

        37. SUCCESSORS BOUND. Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.



                                  50

        38. NO MERGER. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation of this Lease, shall not result in a merger of Lessor's and Lessee's estates, and shall, at the option of Lessor, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Lessor of any or all of such subleases or subtenancies.

        39. CAPTIONS. Captions are used throughout this Lease for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof. References to a particular "Section" herein shall mean such Section of this Lease unless specific reference is also made to another instrument or agreement.

        40. SEVERABILITY. The provisions of this Lease shall be deemed severable. If any part of this Lease shall be held unenforceable by any court of competent jurisdiction, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed herein.

        41. CHARACTERIZATION. A. It is the intent of the parties hereto that the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between landlord and tenant and has been entered into by both parties in reliance upon the economic and legal bargains contained herein. None of the agreements contained herein, is intended, nor shall the same be deemed or construed, to create a partnership between Lessor and Lessee, to make them joint venturers, to make Lessee an agent, legal representative, partner, subsidiary or employee of Lessor, nor to make Lessor in any way responsible for the debts, obligations or losses of Lessee.

        B. Lessor and Lessee acknowledge and warrant to each other that each has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance. This Lease shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of a covenant.

        42. EASEMENTS. During the Lease Term, Lessor agrees to grant such utility, access or other similar easements on, over and above any of the Properties as Lessee may reasonably request provided that such easements will not materially interfere with Lessor's ownership of such Properties.

        43. BANKRUPTCY. A. As a material inducement to Lessor executing this Lease, Lessee acknowledges and agrees that Lessor is relying upon (i) the financial condition and specific operating experience of Lessee and Lessee's obligation to use each of the Properties specifically in accordance with system-wide requirements imposed from time to time on Permitted Facilities, (ii) Lessee's timely performance of all of its obligations under this Lease notwithstanding the entry of an order for relief under the Code for Lessee and (iii) all Events of Default under this Lease as to all Properties being cured promptly and this Lease being assumed within 60 days of any order for relief entered under the Code for Lessee, or this Lease being rejected within that 60-day period and the Properties surrendered to Lessor.



                                   51

        Accordingly, in consideration of the mutual covenants contained in this Lease and for other good and valuable consideration, Lessee hereby agrees that:

                (i) All obligations that accrue under this Lease (including the obligation to pay rent), from and after the date that an Action is commenced shall be timely performed exactly as provided in this Lease and any failure to so perform shall be harmful and prejudicial to Lessor;

                (ii) Any and all obligations under this Lease that become due from and after the date that an Action is commenced and that are not paid as required by this Lease shall, in the amount of such rents, constitute administrative expense claims allowable under the Code with priority of payment at least equal to that of any other actual and necessary expenses incurred after the commencement of the Action;

                (iii) Any extension of the time period within which Lessee may assume or reject this Lease without an obligation to cause all obligations coming due under this Lease from and after the date that an Action is commenced to be performed as and when required under this Lease shall be harmful and prejudicial to Lessor;

                (iv) Any time period designated as the period within which Lessee must cure all defaults and compensate Lessor for all pecuniary losses which extends beyond the date of assumption of this Lease shall be harmful and prejudicial to Lessor;

                (v) Any assignment of this Lease must result in all terms and conditions of this Lease being assumed by the assignee without alteration or amendment, and any assignment which results in an amendment or alteration of the terms and conditions of this Lease without the express written consent of Lessor shall be harmful and prejudicial to Lessor;

                (vi) Any proposed assignment of this Lease to an assignee:

                         (a)     that will not use the Properties
specifically in accordance with a franchise, license and/or area development agreement with the franchisor of Permitted
Facilities,

                         (b) that does not possess financial condition, operating performance and experience characteristics equal to or better than the financial condition, operating performance and experience of Lessee as of the Effective Date, or

                         (c) that does not provide guarantors of the Lease obligations with financial condition equal to or better than the financial condition of Guarantor as of the Effective Date,

                shall be harmful and prejudicial to Lessor;

                (vii) The rejection (or deemed rejection) of this Lease for any reason whatsoever shall constitute cause for immediate relief from the automatic stay provisions of the Code, and Lessee stipulates that such automatic stay shall be lifted immediately and possession of



                                     52

the Properties will be delivered to Lessor immediately without the necessity of any further action by Lessor; and

                (viii) This Lease shall at all times be treated as consistent with the specific characterizations set forth in Section
        3 of this Lease, and assumption or rejection of this Lease shall be
        (a) in its entirety, (b) for all of the Properties, and (c) in strict accordance with the specific terms and conditions of this Lease.

        B. No provision of this Lease shall be deemed a waiver of Lessor's rights or remedies under the Code or applicable law to oppose any assumption and/or assignment of this Lease, to require timely performance of Lessee's obligations under this Lease, or to regain possession of the Properties as a result of the failure of Lessee to comply with the terms and conditions of this Lease or the Code.

        C. Notwithstanding anything in this Lease to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease, whether or not expressly denominated as such, shall constitute "rent" for the purposes of the Code.

        D. For purposes of this Section 43 addressing the rights and obligations of Lessor and Lessee in the event that an Action is commenced, the term "Lessee" shall include Lessee's successor in bankruptcy, whether a trustee, Lessee as debtor in possession or other responsible Person.

        44. NO OFFER. No contractual or other rights shall exist between Lessor and Lessee with respect to the Properties until both have executed and delivered this Lease, notwithstanding that deposits may have been received by Lessor and notwithstanding that Lessor may have delivered to Lessee an unexecuted copy of this Lease. The submission of this Lease to Lessee shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for Lessee to lease or otherwise create any interest on the part of Lessee in the Properties.

        45. OTHER DOCUMENTS. Each of the parties agrees to sign such other and further documents as may be reasonably necessary or appropriate to carry out the intentions expressed in this Lease.

        46. ATTORNEYS' FEES. In the event of any judicial or other adversarial proceeding between the parties concerning this Lease, to the extent permitted by law, the prevailing party shall be entitled to recover all of its reasonable attorneys' fees and other costs in addition to any other relief to which it may be entitled. In addition, Lessor shall, upon demand, be entitled to all reasonable attorneys' fees and all other costs incurred in the preparation and service of any notice or demand hereunder, whether or not a legal action is subsequently commenced. References in this Lease to attorneys' fees and/or costs shall mean both the fees and costs of independent counsel retained by either party with respect to the matter and the fees and costs of their in-house counsel incurred in connection with the matter.

        47. ENTIRE AGREEMENT. This Lease and any other instruments or agreements referred to herein, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements except as herein



                                   53

provided. Without limiting the foregoing, Lessee specifically acknowledges that neither Lessor nor any agent, officer, employee or representative of Lessor has made any representation or warranty regarding the projected profitability of the business to be conducted on the Properties.
Furthermore, Lessee acknowledges that Lessor did not prepare or assist in the preparation of any of the projected figures used by Lessee in analyzing the economic viability and feasibility of the business to be conducted by Lessee at the Properties.

        48. FORUM SELECTION; JURISDICTION; VENUE; CHOICE OF LAW. Lessee acknowledges that this Lease was partially negotiated in the State of Arizona, this Lease was executed and delivered in the State of Arizona, all payments under this Lease will be delivered in the State of Arizona (unless otherwise directed by Lessor or its successors) and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. Except for purposes of any action or proceeding concerning the creation of this Lease and the rights and remedies of Lessor with respect to the Properties (which actions or proceedings shall be conducted in the state where the affected Property is located), for purposes of all other actions or proceedings arising out of this Lease, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona. Lessee and Lessor consent that they may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, each of Lessee and Lessor waive and agree not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. The creation of this Lease and the rights and remedies of Lessor with respect to the Properties, as provided herein and by the laws of the states in which the Properties are located, as applicable, shall be governed by and construed in accordance with the internal laws of the states in which the Properties are located, as applicable, without regard to principles of conflicts of law. With respect to other provisions of this Lease, this Lease shall be governed by the internal laws of the State of Arizona, without regard to its principles of conflicts of law. Nothing contained in this
Section 48 shall limit or restrict the right of Lessor or Lessee to commence any proceeding in the federal or state courts located in the states in which the Properties are located to the extent Lessor or Lessee deems such proceeding necessary or advisable to exercise remedies available under this Lease.

        49. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall be deemed an original.

        50. MEMORANDUM OF MASTER LEASE. Concurrently with the execution of this Lease, Lessor and Lessee are executing the Memorandum to be recorded in the applicable real property records with respect to each of the Properties.

        51. NO BROKERAGE. Lessor and Lessee each represent and warrant to each other that it has had no conversation or negotiations with any broker concerning the leasing of the Properties. Each of Lessor and Lessee agrees to defend, protect, indemnify, save and keep harmless the other, against and from all liabilities, claims, losses, costs, damages and expenses, including reasonable attorneys' fees, arising out of, resulting from or in connection with its breach of the foregoing warranty and representation.



                                  54

        52. WAIVER OF JURY TRIAL AND PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES. LESSOR AND LESSEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LESSOR AND LESSEE, LESSEE'S USE OR OCCUPANCY OF ANY OF THE PROPERTIES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, LESSEE AND LESSOR EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER PARTY AND ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS, MEMBERS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY RESPECTIVE ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ONE PARTY AGAINST THE OTHER OR ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS, MEMBERS OR EMPLOYEES OR ANY OF THEIR RESPECTIVE SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO, EXCEPT THAT SUCH WAIVER ON THE PART OF LESSOR SHALL NOT BE DEEMED TO OTHERWISE LIMIT, REDUCE OR PRECLUDE IN ANY WAY LESSOR'S REMEDIES PURSUANT TO SECTION 23 HEREOF. THE WAIVER BY EACH PARTY OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

        53. RELIANCE BY LENDER. Lessee acknowledges and agrees that Lender may rely on all of the representations, warranties and covenants set forth in this Lease, that Lender is an intended third-party beneficiary of such representations, warranties and covenants and that Lender shall have all rights and remedies available at law or in equity as a result of a breach of such representations, warranties and covenants, including to the extent applicable, the right of subrogation.

        54. DOCUMENT REVIEW. In the event Lessee makes any request upon Lessor requiring Lessor, Lender or the attorneys of Lessor or Lender to review and/or prepare (or cause to be reviewed and/or prepared) any documents, plans, specifications or other submissions in connection with or arising out of this Lease, then Lessee shall reimburse Lessor or its designee promptly upon Lessor's demand therefor for all reasonable out-of-pocket costs and expenses incurred by Lessor in connection with such review and/or preparation plus a reasonable processing and review fee.

        55. SUBSTITUTION. A. Subject to the fulfillment of all of the conditions set forth in the following Section 55.B, Lessee shall have the right to deliver a rejectable offer to Lessor (each, a "Rejectable Substitution Offer") to substitute a Substitute Property for a Property if:



                                  55

                (i) the terms of Sections 21.C or 21.D of this Lease permit such substitution (each, a "Casualty/Condemnation
        Substitution"); or

                (ii) the terms of Section 57 of this Lease permit such substitution (each, an "Economic Substitution").

        Each Rejectable Substitution Offer shall identify the proposed Substitute Property in reasonable detail and contain a certificate executed by a duly authorized officer of Lessee pursuant to which Lessee shall certify that in Lessee's good faith judgment such proposed Substitute Property satisfies as of the date of such notice, or will satisfy as of the date of the closing of such substitution, all of the applicable conditions to substitution set forth in this Section 55. Lessee agrees to deliver to Lessor all of the diligence information and materials contemplated by the provisions of Section 55.B of this Lease within 30 days after the delivery to Lessor of a Rejectable Substitution Offer.

        Lessor shall have 120 days from the delivery of a Rejectable Substitution Offer notice satisfying the requirements of the preceding paragraph to deliver to Lessee written notice of its election to either accept or reject the Rejectable Substitution Offer. Lessor's failure to deliver such notice within such time period shall be deemed to constitute Lessor's acceptance of the Rejectable Substitution Offer. If the Mortgage corresponding to the Property to be replaced is still outstanding, any rejection of the Rejectable Substitution Offer by Lessor shall not be effective unless it is consented to in writing by Lender and such written consent is delivered to Lessee within such 120-day period. If Lessor accepts the Rejectable Substitution Offer or is deemed to have accepted the Rejectable Substitution Offer or if Lender does not consent in writing to any rejection of the Rejectable Substitution Offer by Lessor as provided in this
Section 55, then Lessee shall complete such substitution, subject, however, to the satisfaction of each of the applicable terms and conditions set forth in this Section 55.

        If Lessor rejects the Rejectable Substitution Offer and Lessee has satisfied the applicable requirements for substitution set forth in this
Section 55, and such rejection is consented to by Lender as provided in this
Section 55, then:

                (X) if such rejected Rejectable Substitution Offer was made with respect to a Casualty/Condemnation Substitution, the provisions of the next to last paragraphs of either Section 21.D or
        Section 21.H, as applicable, shall apply; and

                (Y) if such rejected Rejectable Substitution Offer was made with respect to a Economic Substitution, this Lease shall terminate with respect to the Property which Lessee proposed to replace on the next scheduled Base Monthly Rental payment date (the "Early Substitution Termination Date") provided Lessee has paid to Lessor all Base Annual Rental, Additional Rental and all other sums and obligations then due and payable under this Lease as of such Early Substitution Termination Date.

                On the Early Substitution Termination Date, and provided Lessee shall have paid to Lessor all Base Annual Rental, Additional Rental and other sums and obligations then due and payable under this Lease as of the Early Substitution Date:



                                    56

                (i) the Base Annual Rental then in effect shall be reduced by an amount equal to the product of the Applicable Percentage for such Property and the Base Annual Rental then in effect; and

                (ii) all obligations of Lessor and Lessee shall cease as of the Early Substitution Termination Date with respect to such Property; provided, however, Lessee's obligations to Lessor with respect to such Property under any indemnification provisions of this Lease with respect to such Property (including, without limitation, Sections 16 and 19 of this Lease) and Lessee's obligations to pay any sums (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property prior to the Early Substitution Termination Date shall survive the termination of this Lease with respect to such Property or otherwise. This Lease shall, however, continue in full force and effect with respect to all other Properties.

                B. The substitution of a Substitute Property for a Property pursuant to the preceding Section 55.A shall be subject to the fulfillment of all of the following terms and conditions:

                (i)      The Substitute Property must:

                         (1) be a Permitted Facility, in good condition and repair, ordinary wear and tear excepted, and located in the same state as the Property to be replaced or in another state acceptable to Lessor in Lessor's sole discretion;

                         (2) have a Fixed Charge Coverage Ratio (with the definitions of Section 8.A being deemed to be modified, as contemplated in the following sentence, to provide for a calculation of a "Fixed Charge Coverage Ratio" for the Substitute Property only) for the FCCR Period greater than the Fixed Charge Coverage Ratio for the Property to be replaced for such FCCR Period. For purposes of this subitem
                (2), the definitions set forth in Section 8.A of this Lease with respect to the calculation of the Aggregate Fixed Charge Coverage Ratio shall be deemed modified as applicable to provide for the calculation of a Fixed Charge Coverage Ratio for each Property on an individual basis rather than on an aggregate basis with the other Properties, including, without limitation, modifying the definitions of Debt, Depreciation and Amortization and Net Income to apply only to the Property for which such calculation is being made, and the Operating Lease Expense with respect to this Lease for each such Property shall equal the Applicable Percentage for each Property multiplied by the Base Annual Rental then in effect;

                         (3) have a fair market value no less than the greater of the then fair market value of the Property being replaced or the fair market value of such Property as of the Effective Date (in each case, determined without regard to this Lease, but assuming that while this Lease has been in effect, Lessee has complied with all of the terms and conditions of this Lease), as determined by Lessor, and consented to by Lender, utilizing the same valuation method as used in connection with the closing of the transaction described in the Sale-Leaseback



                                     57

                Agreement, which was based upon the sum of (x) the fair market value of the land comprising such Property and (y) the replacement cost of the improvements located thereon;

                         (4) have improvements which have a remaining useful life substantially equivalent to, or better than, that of the improvements located at the Property to be replaced; and

                         (5) be conveyed to Lessor (or, if directed by Lessor, to Lessor and a person designated to acquire the remainderman interest) by special or limited warranty deed, free and clear of all liens and encumbrances, except such matters as are reasonably acceptable to Lessor (the "Substitute Property Permitted Exceptions");

                (ii) Lessor shall have inspected and approved the Substitute Property utilizing Lessor's customary site inspection and underwriting approval criteria. Lessee shall have reimbursed Lessor and Lender for all of their reasonable costs and expenses incurred with respect to such proposed substitution, including, without limitation, Lessor's third-party and/or in-house site inspectors' costs and expenses with respect to the proposed Substitute Property. Lessee shall be solely responsible for the payment of all costs and expenses resulting from such proposed substitution, regardless of whether such substitution is consummated, including, without limitation, the cost of title insurance and endorsements for both Lessor and Lender, survey charges, stamp taxes, mortgage taxes, transfer fees, escrow and recording fees, the cost of environmental policies or endorsements to the Environmental Policies as applicable, income and transfer taxes imposed on Lessor as a result of such substitution and the reasonable attorneys' fees and expenses of counsel to Lessee, Lessor and Lender;

                (iii) Lessor shall have received a preliminary title report and irrevocable commitment to insure title by means of an ALTA extended coverage owner's policy of title insurance (or its equivalent, in the event such form is not issued in the jurisdiction where the proposed Substitute Property is located) for the proposed Substitute Property issued by Title Company and committing to insure Lessor's good and marketable title in the proposed Substitute Property, subject only to the Substitute Property Permitted Exceptions and containing endorsements substantially comparable to those required by Lessor at the Closing (as defined in the Sale-Leaseback Agreement) and Lender shall have received such title report and irrevocable commitment to insure its first priority lien encumbering the proposed Substitute Property as Lender shall reasonably require;

                (iv) Lessor shall have received a current ALTA survey of the proposed Substitute Property, the form of which shall be comparable to those received by Lessor at the Closing and sufficient to cause the standard survey exceptions set forth in the title policy referred to in the preceding subsection to be deleted;

                (v) Lessor shall have received an environmental insurance policy with respect to the proposed Substitute Property, or to the extent applicable, an endorsement to the



                                     58

        Environmental Policies, the form and substance of which shall be satisfactory to Lessor in its sole discretion;

                (vi) Lessee shall deliver, or cause to be delivered, with respect to Lessee and the Substitute Property, opinions of Counsel (as defined in the Sale-Leaseback Agreement) in form and substance comparable to those received at Closing (but also addressing such matters unique to the Substitute Property as may be reasonably required by Lessor);

                (vii) no Event of Default shall have occurred and be continuing under any of the Sale-Leaseback Documents;

                (viii) Lessee shall have executed such documents as may be reasonably required by Lessor as a result of such substitution, including amendments to this Lease and the Memorandum (the "Substitute Documents"), all of which documents shall be in form and substance reasonably satisfactory to Lessor;

                (ix) the representations and warranties set forth in the Substitute Documents, this Lease and the Sale-Leaseback Agreement applicable to the proposed Substitute Property shall be true and correct in all material respects as of the date of substitution, and Lessee shall have delivered to Lessor an officer's certificate certifying to that effect;

                (x) Lessee shall have delivered to Lessor certificates of insurance showing that insurance required by the Substitute Documents is in full force and effect;

                (xi) Lessor shall have obtained an endorsement to the policy of residual value insurance issued to Lessor and Lender in connection with the transaction described in the Sale-Leaseback Agreement with respect to the proposed Substitute Property, which endorsement shall be in form and substance reasonably satisfactory to Lessor and Lender; and

                (xii) Lender shall have consented to the substitution of the proposed Substitute Property.

        C.      Upon satisfaction of the foregoing conditions set forth in
Section 55.B and provided Lessor has accepted the Rejectable Substitution
Offer:

                (i) the proposed Substitute Property shall be deemed substituted for the Property to be replaced;

                (ii) the Substitute Property shall be referred to herein as a "Property" and included within the definition of "Properties";

                (iii) the Substitute Documents shall be dated as of the date of the substitution; and

                (iv) Lessor shall convey fee simple insurable title to the Property to be replaced to Lessee or a designee of Lessee "as-is" by special or limited warranty deed, subject to all matters of record (except for the Mortgage corresponding to the Property to be replaced and



                                    59

any other consensual liens granted by Lessor other than those granted by Lessor at the request of Lessee, which shall be released at or before the delivery of such special or limited warranty deed) and all other matters to which Lessee has consented to or for which Lessee is obligated to satisfy under the terms of this Lease, and without representation or warranty.

        56. OPTION TO PURCHASE PROPERTIES. Lessee shall have the option, but not the obligation, which option is to be exercised no later than July 31, 2019, to elect to purchase all of the Properties then subject to this Lease for 100% of their Fair Market Value (as defined below), less closing and transaction costs in an amount not to exceed 5% of such Fair Market Value. Lessor shall have the right, but not the obligation, to accept Lessee's offer. Lessee shall elect such option by giving written notice (the "Option Notice") to Lessor of its intention to do so, and the closing of such purchase must occur within 180 days prior to the end of the Initial Term (the "Purchase Period").

        The term "Fair Market Value" means the fee simple fair market value of all of the Properties determined as follows: within 90 days of Lessor's receipt of the Option Notice, Lessor shall, at Lessee's sole expense, retain an independent MAI appraiser to prepare an appraisal of the fee simple fair market value of the Properties, including any additions or renovations thereto. In determining the fair market value of the Properties, the appraiser shall utilize the cost, income and sales comparison approaches to value. In utilizing the income approach, the appraiser shall determine the "leased fee" value of the Properties, which shall be arrived at by considering (i) the income that would be produced by this Lease through the end of the fully extended Lease Term, and (ii) any other factors relating to such approach which the appraiser shall deem relevant in his sole discretion, including, without limitation, determining the residual value of the Properties following the expiration of the Lease Term. If within 20 days after being notified of the result of such appraisal Lessee elects to reject that appraisal, then the first appraisal shall become null and void and Lessor shall nominate to Lessee a list of not less than three independent MAI appraisers who are experienced with appraising property similar to the Properties, and Lessee shall select one such appraiser. Within 10 days of such selection, Lessor shall retain such appraiser to prepare an appraisal of the Properties in the same manner described above, and the resulting determination of such appraiser shall be the "Fair Market Value" of the Properties for purposes of this Section 56.

        Upon exercise of this option, Lessor and Lessee shall open an escrow account with a recognized title insurance or trust company selected by Lessor. Such escrow shall be subject to the standard escrow instructions of the escrow agent, to the extent they are not inconsistent herewith. At or before the close of escrow, Lessor shall deliver to the escrow agent its special warranty deeds conveying to Lessee all of Lessor's right, title and interest in the Properties free and clear of all liens and encumbrances except liens for taxes and assessments and easements, covenants and restrictions of record which were attached to the Properties as of the Effective Date, attached during the Lease Term through Lessee's action or inaction, as applicable, have been granted by Lessor in lieu of a taking by the power of eminent domain or the like, have been approved by Lessee, or which do not materially adversely affect the use of the Properties as Permitted Facilities. In the event Lessor is unable to convey title as required, Lessee shall have the right to accept such title as Lessor can convey, seek specific performance or elect not to consummate its exercise of the option, in which case the option shall lapse and this Lease shall remain in full force and effect. Both Lessor and Lessee agree to execute such instruments, and



                                    60

take such actions, as may be reasonably necessary or appropriate to consummate the sale of the Properties in the manner herein provided. Simultaneously with the closing of the option, Lessor shall prepay the outstanding principal balance of the Notes and all other sums due under the Loan Documents and cause the Mortgages to be released.

        All costs of the exercise of the option set forth in this Section, including, without limitation, escrow fees, title insurance fees, recording costs or fees, attorneys' fees (including those of Lessor), appraisal fees, stamp taxes and transfer fees, shall be borne by Lessee. Lessee shall continue to pay and perform all of its obligations under this Lease until the close of escrow, which in no event shall occur after the date of the expiration of the Initial Term. The purchase price paid by Lessee in exercising this option shall be paid to Lessor or to such Person as Lessor may direct at closing in immediately available funds. Lessee shall not have the right to exercise this option or consummate the exercise thereof if at the time of exercise or consummation an Event of Default shall have occurred and be continuing or if any condition shall exist which upon the giving of notice or the passage of time, or both, would constitute an Event of Default.

        The failure of Lessee to consummate the purchase of the Properties as contemplated herein shall not release Lessee from its obligations under this Lease and the Lease shall remain in full force and effect until the expiration of the Lease Term or applicable extension period. The escrow shall close within the Purchase Period or Lessee's option to purchase the Properties shall terminate. The closing date may be extended for a reasonable period of time to permit Lessor to cure title defects or to permit either party to cure any other defects or defaults provided each party is diligently seeking to cure such defect or default and Lessee continues to perform its obligations hereunder.

        Lessee may not sell, assign, transfer, hypothecate or otherwise dispose of the option granted herein or any interest therein, except in conjunction with a permitted assignment of Lessee's entire interest herein and then only to the assignee thereof. Any attempted assignment of this option which is contrary to the terms of this paragraph shall be deemed to be a default under this Lease and the option granted herein shall be void.

        57. ECONOMIC INFEASABILITY. During the period of time commencing with the third anniversary of the Effective Date and ending at the end of the Initial Term, but provided that no Event of Default shall have occurred and be continuing, Lessee shall have the option, but not the obligation, with respect to each Property with a "Fixed Charge Coverage Ratio" (determined on a per Property basis as contemplated by Section 55.B(i)(2)) for the 12 calendar months immediately preceding such third anniversary equal to or less than 1.1:1, to either:

                (i) make a rejectable offer to Lessor (an "Economic Substitution Offer") to substitute a Substitute Property for such Property pursuant to the terms and conditions of Section 55 of this Lease; or

                (ii) make a payment to Lessor (an "Economic Termination Payment") to terminate this Lease with respect to such Property in an amount equal to the sum of (x) the Applicable Percentage for such Property multiplied by the aggregate Base Annual Rental and Additional Rental for the remaining Initial Term, and (y) the Prepayment Charge corresponding to such Property;



                                     61

        provided, however, Lessee may not exercise the rights set forth in this Section 57 with respect to more than six of the Properties in the aggregate. All Economic Termination Payments shall be made on a regularly scheduled Base Monthly Rental payment date upon no less than 30 days prior written notice from Lessee to Lessor.

        Lessor shall have 120 days from the delivery of an Economic Substitution Offer satisfying the requirements of Section 55.A to accept or reject such offer in its sole discretion. Lessor's failure to deliver notice of acceptance or rejection of such offer within such time period shall be deemed to constitute Lessor's acceptance of such Economic Substitution Offer. If the Mortgage corresponding to such Property is still outstanding, any rejection of the Economic Substitution Offer by Lessor shall not be effective unless it is consented to in writing by Lender, and such written consent is delivered to Lessee within that 120-day period (Lender shall be deemed to have objected to Lessor's rejection of such Economic Substitution Offer if Lender does not consent to or object to Lessor's rejection of such Economic Substitution Offer within such 120-day period).

        If Lessor accepts the Economic Substitution Offer or is deemed to have accepted the Economic Substitution Offer or if any rejection of the Economic Substitution Offer by Lessor is not consented to in writing by Lender, then, within 120 days of the delivery of such Economic Substitution Offer, Lessee shall complete such substitution, subject, however, to the satisfaction of each of the applicable terms and conditions set forth in this
Section 57. Upon such substitution all obligations of either party hereunder with respect to the Property being replaced shall cease as of the closing of such substitution; provided, however, Lessee's obligations to the Indemnified Parties under any indemnification provisions of this Lease with respect to such Property (including, without limitation, Sections 16 and 19) and Lessee's obligations to pay any sums (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property prior to the closing of such substitution shall survive the termination of this Lease with respect to such Property. This Lease shall, however, continue in full force and effect with respect to all other Properties.

        If Lessor rejects the Economic Substitution Offer and such rejection is consented to by Lender, then (i) on the next scheduled Base Monthly Rental payment date, Lessee shall pay to Lessor all Base Annual Rental, Additional Rental and other sums and obligations then due and payable under this Lease,
(ii) the Base Annual Rental then in effect shall be reduced by an amount equal to the product of the Applicable Percentage for such Property and the Base Annual Rental then in effect, and (iii) provided Lessee shall have paid Lessor all sums described in the preceding subitem (i), all obligations of either party hereunder shall cease as of the next scheduled Base Monthly Rental payment date; provided, however, Lessee's obligations to Lessor with respect to such Property under any indemnification provisions of this Lease with respect to such Property (including, without limitation, Sections 16 and 19) and Lessee's obligations to pay any sums (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property prior to such termination shall survive the termination of this Lease. This Lease shall, however, continue in full force and effect with respect to all other Properties.

        If the event Lessee makes an Economic Termination Payment as contemplated above, (1) on the next scheduled Base Monthly Rental payment date, Lessee shall pay to Lessor all Base Annual Rental, Additional Rental and other sums and obligations then due and payable under



                                    62

this Lease, (2) the Base Annual Rental then in effect shall be reduced by an amount equal to the product of the Applicable Percentage for such Property and the Base Annual Rental then in effect, and (3) provided Lessee shall have paid Lessor all sums described in the preceding subitem (1), all obligations of either party hereunder with respect to such Property shall cease as of the next scheduled Base Monthly Rental payment date; provided, however, Lessee's obligations to Lessor with respect to such Property under any indemnification provisions of this Lease with respect to such Property (including, without limitation, Sections 16 and 19) and Lessee's obligations to pay any sums (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property prior to such termination shall survive the termination of this Lease. This Lease shall, however, continue in full force and effect with respect to all other Properties.

        58. STATE SPECIFIC PROVISIONS; LIMITATION OF INTEREST AND LATE CHARGE. (a) The provisions and/or remedies which are set forth on Schedule I shall be deemed a part of and included within the terms and conditions of this Lease.

        (b) Notwithstanding anything to the contrary contained in this Lease with respect to the payment by Lessee to Lessor of interest at the Default Rate or otherwise and/or any late charges, Lessee shall not be required to pay any such interest or late charges in excess of the limitation imposed by applicable law prescribing maximum rates of interest then in effect.

        59.     CONFIDENTIAL INFORMATION. (a)    Confidential Information
may be disclosed to Lessor and Lender and their respective authorized employees, agents and representatives, lenders, purchasers, transferees, assignees, servicers, participants, investors, analysts and Governmental Authorities with regulatory authority over Lender and selected rating agencies with a need to know (collectively, the "Permitted Recipients"), orally or in writing, by inspection or by permissive observation, or in any other way, but no disclosure will allow the Permitted Recipients to further disclose the Confidential Information or to use it except as permitted by this Lease. Confidential Information does not include:

                (i) information which was in the public domain, publicly available and publicly known at the time of disclosure, including, without limitation, the reports filed with the SEC as contemplated by Section 8.A of the Sale-Leaseback Agreement and Section 31 of this Lease,

                (ii) information which subsequently becomes public knowledge as a result of a disclosure by Lessee, or in any way not involving any breach of this Lease by Lessor, as of the date of its becoming public, or

                (iii) information which Lessor or Lender obtains from sources other than Lessee or its Affiliates in any manner not involving any breach of this Section by Buyer or Lender.

        (b) Lessee grants to the Permitted Recipients the nonexclusive right to review and use the Confidential Information in order to understand the operations of Lessee and its Affiliates in connection with the transactions contemplated by this Lease. Except as otherwise contemplated by subsection (c) below:



                                  63


                (i) the Confidential Information may not be used for any other purpose or by any other Person, and the Confidential Information may not be copied, reproduced, or disseminated except as permitted in this Lease;

                (ii) Lessor may possess, review, analyze, and use the Confidential Information only while, and only in connection with, its discussions and negotiations with respect to the purchase of the Properties; and

                (iii) except to any Permitted Recipient, Lessor will not reveal, allow the release or discovery of, or disclose the Confidential Information, or any part of it, to any person, firm, corporation, or any other entity or individual without specific prior written consent from Lessee.

        The foregoing prohibitions on disclosure and release apply whether or not the Confidential Information may be classified as a trade secret. Lessor will in good faith treat the Confidential Information with at least the same care that Lessee and other similar businesses use in the protection of their own undisclosed and proprietary information, and the Confidential Information will be disclosed to Permitted Recipients. Lessor will, and will require Lender to, advise such Permitted Recipients who are necessarily given access to Confidential Information of its confidential and proprietary nature and of the existence and importance of this Lease and use reasonable efforts to protect the secrecy of such Confidential Information and to comply with the nondisclosure terms of this Lease, and Lessor will, and will require Lender to, require that each Permitted Recipient of Proprietary Confidential Information enter into a customary and commercially reasonable written confidentiality agreement pursuant to which they will agree not to disclose such Proprietary Confidential Information in violation of the provisions of this Section 59.

        All tangible records and memorializations of Confidential Information are the exclusive property of Lessee. Upon assignment by Lessor or any termination of this Lease, Lessor will immediately cease all use of the Confidential Information in any way. All Confidential Information then in the possession of Lessor shall be immediately returned to Lessee or its duly authorized representative, and Lessor agrees to use reasonable efforts to return to Lessee all Confidential Information then in the possession of Lender.

        (c) Notwithstanding the foregoing, nothing in this Section 59 shall limit or prevent:

                (i) Lessor and/or Lender from utilizing Confidential Information delivered to Lessor or Lender pursuant to the Sale-Leaseback Agreement or this Lease, including, without limitation, Store Income Statements delivered to Lessor or Lender pursuant to the Sale-Leaseback Agreement or Section 31 of this Lease, subject to the requirements of this Section 59;

                (ii) Lender from disclosing, distributing and/or making Confidential Information available to any Permitted Recipient as necessary in connection with any Transfer, Participation and/or Securitization as contemplated by Section 8.C of this Lease provided that Lessor shall require Lender to (1) advise each such Permitted Recipient of the confidential nature of such Confidential Information, (2) require that each Permitted



                                    64

        Recipient of Proprietary Confidential Information enter into a customary and commercially reasonable written confidentiality agreement as contemplated by Section 59(b), and (3) request, to the extent reasonably practicable, that each Permitted Recipient of Confidential Information which is not Propriety Confidential Information enter into a customary and commercially reasonable written confidentiality agreement pursuant to which they will agree not to disclose such Confidential Information in violation of the provisions of this Section 59;

                (iii) Lessor and/or Lender from utilizing Confidential Information in connection with the exercise of Lessor's rights and remedies under this Lease following the occurrence and during the continuance of an Event of Default;

                (iv) Lessor and/or Lender from disclosing Confidential Information as required by court order or subpoena or as otherwise required by any Governmental Authority under applicable law; and/or

                (v) Lessor from delivering any such Confidential Information to prospective purchasers or mortgagees of Lessor's interest in the Properties or in Lessor, and their respective attorney's, consultants, representatives or agents, provided that (x) in the case of prospective purchasers, Lessor shall obtain a commercially reasonable written confidentiality agreement from any such prospective purchaser pursuant to which such prospective purchaser will agree not to disclose any such Confidential Information in violation of the provisions of this Section 59, and
        (y) in the case of prospective mortgagees, Lessor shall advise such mortgagees of the confidential nature of such Confidential Information and shall request that such mortgagee enter into a commercially reasonable written confidentiality agreement pursuant to which such mortgagee will agree not to disclose such Confidential Information in violation of the provisions of this Section 59.



                                     65

        IN WITNESS WHEREOF, Lessor and Lessee have entered into this Lease as of the date first above written.


                                         LESSOR:

                                         COUNTRY STORES PROPERTY I, LLC,
                                         a Delaware limited liability
                                         company

                                         By      Country Stores Equity I,
                                                 LLC, a Delaware limited
                                                 liability company, its
                                                 member


                                         By:  /s/ Jamie Elliott
                                            -----------------------------
                                         Printed Name: Jamie Elliott
                                                      -------------------
                                         Its: Vice President
                                             ----------------------------


                                         LESSEE:

                                         CRACKER BARREL OLD COUNTRY STORE,
                                         INC., a Tennessee corporation


                                         By: /s/ James F. Blackstock
                                            ------------------------------
                                         Printed Name: James F. Blackstock
                                                      --------------------
                                         Its: Senior Vice President
                                             ----------------------------

                                         Lessee's Tax Identification
                                         Number:  62-0812904



STATE OF ARIZONA         ]
                         ] SS.
COUNTY OF MARICOPA       ]

        I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that Jamie Elliott, whose name as Vice President of Country Stores Equity I, LLC a Delaware limited liability company, member of Country Stores Property I, LLC, a Delaware limited liability company, on behalf of the limited liability company, is signed to the foregoing Master Lease, and who is known to me, acknowledged before me on this day that, being informed of the contents of the Master Lease, [s]he, as such officer and with full authority, executed the same voluntarily for and as the act of the corporation and limited liability company.

        Given under my hand and official seal this 28 day of July, 2000.

                                         /s/ Susan M. Goldberg
                                         ---------------------------------
                                         Notary Public

My Commission Expires:

July 17, 2002
-----------------------------

STATE OF ARIZONA         ]
                         ] SS.
COUNTY OF MARICOPA       ]

        I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that James F. Blackstock, whose name as Sr. Vice President of Cracker Barrel Old Country Store, Inc., a Tennessee corporation, on behalf of the corporation, is signed to the foregoing Master Lease, and who is known to me, acknowledged before me on this day that, being informed of the contents of the Master Lease, [s]he, as such officer and with full authority, executed the same voluntarily for and as the act of the corporation and limited liability company.

        Given under my hand and official seal this 28 day of July, 2000.

                                         /s/ Susan M. Goldberg
                                         --------------------------------
                                         Notary Public

My Commission Expires:

July 17, 2002
-----------------------------


[Exhibits and Schedules have been omitted.]